UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Consolidated Communications Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2023

To Our Stockholders:

The 2023 annual meeting of stockholders of Consolidated Communications Holdings, Inc. (the “Company”) will be held in a virtual meeting format only on May 1, 2023 at 9:00 a.m. central time. The 2023 annual meeting of stockholders (the “Annual Meeting”) is being held virtually and for the following purposes:

1.	To elect the eight directors named in our Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (Proposal No. 1);

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2);

3.	To conduct an advisory vote on the approval of the compensation of our named executive officers (say-on-pay vote) (Proposal No. 3);

4.	To conduct an advisory vote on the frequency of the say-on-pay vote (Proposal No. 4);

5.	To approve a proposed amendment to the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 5) to increase the number of shares of common stock that can be issued thereunder by 5,280,000 shares; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our outstanding shares of common stock at the close of business on March 2, 2023 are entitled to vote at the meeting or at any postponement or adjournment thereof. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CNSL2023.

A complete list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at our corporate headquarters, 2116 South 17th Street, Mattoon, Illinois 61938, during ordinary business hours for a period of ten days before the Annual Meeting and at the time and place of the Annual Meeting.

Your vote is very important. We hope that you will attend the virtual meeting, but whether or not you plan to attend, please vote your shares in advance so that your shares will be represented. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. We encourage you to vote via the Internet, as this is the most cost-effective method to cast your vote. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

March 21, 2023	J. Garrett Van Osdell
Chief Legal Officer & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 1, 2023 - The Notice of Annual Meeting, Proxy Statement and our 2022 Annual Report are Available at www.proxyvote.com.

Forward-Looking Statements

Certain statements in this Proxy Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, strategy, financial position and results of operations and environmental, social and governance initiatives, as well as our goals and objectives for environmental sustainability, human capital management, diversity and inclusion, and data security and protection. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; our need for substantial capital expenditures for our operations; our need for continued receipt of support from various funds established under federal and state laws, such as network access and subsidies; rapid development and introduction of new technologies; intense competition in the telecommunications industry; shifts in our product mix; risks associated with our possible pursuit of or failure to consummate acquisitions or dispositions; disruptions in our networks and infrastructure; cyber-attacks, information or security breaches or technology failure of ours or of a third party; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors or our ability to obtain necessary hardware, software and operational support from third party vendors; losses of key management personnel and our ability to attract and retain highly qualified management and personnel in the future; our ability to enter into new, or renew existing, collective bargaining agreements with our employees; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; increasing video content costs; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations and ESG initiatives; risks associated with discontinuing paying dividends on our common stock; and the potential for the rights of our Series A Preferred Stock to negatively impact our cash flow; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at ir.consolidated.com. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. The Company assumes no, and expressly disclaims any, obligation to update these forward-looking statements, except as required by law.

v

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

2116 South 17th Street, Mattoon, Illinois 61938

PROXY STATEMENT

This Proxy Statement contains information related to the 2023 annual meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company,” “Consolidated,” “we,” “our” or “us”), that will be held in a virtual meeting format only, on May 1, 2023 at 9:00 a.m. central time, and at any postponements or adjournments thereof. The approximate first date this Proxy Statement and proxy card, as well as a copy of our 2022 Annual Report to Stockholders for the year ended December 31, 2022, are being made available is March 21, 2023.

ABOUT THE MEETING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2023 annual meeting of our stockholders (the “2023 annual meeting” or the “annual meeting”). Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders. The Proxy Statement is also the document used by our Board of Directors (our “board” or our “board of directors”) to solicit proxies to be used at the 2023 annual meeting. Proxies are solicited by our board to give all holders of record of outstanding common stock, par value $0.01 per share (our “common stock”) as of the record date an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated J. Garrett Van Osdell and Fred A. Graffam III as proxies (the “Proxy Holders”), who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, containing instructions on how to access this Proxy Statement and our 2022 Annual Report to Stockholders and vote online, or a full set of the proxy materials (including this Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 21, 2023, and the proxy materials were posted on the investor relations portion of the Company’s website, http://ir.consolidated.com, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the annual meeting. If you would like to receive a printed copy of the proxy materials, you should follow the instructions in the Notice for requesting such materials.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

•	To elect the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (Proposal No. 1);

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2);

•	To conduct an advisory vote on the approval of the compensation of our named executive officers (Proposal No. 3);

•	To conduct an advisory vote on the frequency of the executive compensation vote (Proposal No. 4);

•	To approve a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 5); and

•	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Only holders of outstanding common stock at the close of business on March 2, 2023 (the “record date”) are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. If your shares are held for you by a beneficial holder in “street name” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares. Please see the next question below for a description of a beneficial owner in “street name.”

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares. If this is the case, we have provided you with instructions on how to view the proxy materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the instructions on how to view the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank or other nominee for instructions on how to vote any shares you beneficially own. You must follow their instructions for your shares to be voted.

Who can attend the meeting?

All stockholders of record as of March 2, 2023 or their duly appointed proxies, may attend the meeting. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly on May 1, 2023 at 9:00 a.m. central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. central time, and you should allow time for the check-in procedures. If you lose your 16-digit control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

How can I attend the annual meeting?

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CNSL2023. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Company’s 401(k) Plan, which must be voted prior to the meeting).

Will there be a Question and Answer session during the annual meeting?

As part of the annual meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the meeting through our Investor Relations website. Only stockholders that have accessed the annual meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the annual meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the annual meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the annual meeting as determined by the Chair or Secretary in their reasonable judgement.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the annual meeting webpage for stockholders that have accessed the annual meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the combined voting power of the shares of capital stock outstanding on the record date and entitled to vote at the meeting will constitute a quorum. As of March 2, 2023, the record date, 114,680,271 shares of our common stock were outstanding.

Proxies received but marked as withheld, abstentions, or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

If you are a stockholder of record, you may vote by any of the following methods:

•	Internet. Electronically through the Internet by accessing our materials and following the procedures described on the website listed on the Notice and posted at www.virtualshareholdermeeting.com/CNSL2023. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a 16-digit control number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

•	Mail. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If you complete and properly sign the proxy card and return it to us, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

•	Telephone. By calling 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a 16-digit control number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote by telephone, you should not return your proxy card.

We recommend that you vote in advance even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. Internet and telephone voting facilities for stockholders of record will close on April 30, 2023 at 11:59 p.m. Eastern Time.

If you are a stockholder of record and attend the meeting, you may vote online during the meeting. If you attend the meeting online, you will need your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

If your shares are held in “street name,” you are considered the “beneficial owner” of those shares. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting. You should refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this Proxy Statement.

Can I revoke or change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is voted by:

•	delivering to our Secretary at the address on the first page of this Proxy Statement a written notice of revocation of your proxy by mail, by telephone or through the Internet; or

•	delivering a duly executed proxy bearing a later date.

If your shares are held in “street name,” you may revoke or change your vote by voting at the annual meeting if you obtain a proxy as described in the answer to the previous question.

How many votes are required for the proposals to pass?

•	Election of Directors (Proposal No. 1). Directors are elected by a plurality vote.

•	Ratification of the Appointment of Ernst & Young LLP (Proposal No. 2). Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•	Advisory Vote on Approval of Executive Compensation (Proposal No. 3). Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•	Advisory Vote on the Frequency of the Executive Compensation Vote (Proposal No. 4). With respect to the advisory vote on the frequency of the executive compensation vote, you may vote for “one year,” “two years” or “three years” or you may abstain from voting. If no option receives the vote of a majority of the votes present, in person or by proxy, and entitled to vote thereon, the option that receives the greatest number of votes cast by the stockholders will be considered the frequency recommended by the stockholders, although the vote is an advisory one.

•	Approval of a Share Increase Under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 5). Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•	Approval of any Other Proposals Not Presently Anticipated that may Properly Come before the Annual Meeting or any Adjournment or Postponement of the Meeting. Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?

A vote “withheld” or an “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting on Proposals No. 2, No. 3, No. 4 or No. 5, it will have the same effect as a vote “AGAINST” that proposal. If a stockholder “withholds” from voting on Proposal No. 1, such votes withheld will have no effect. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. A broker has discretionary authority under the rules of the New York Stock Exchange to vote street name shares on Proposal No. 2, a routine matter, even if the broker does not receive voting instructions from the beneficial owners, but will not have discretionary authority to vote on Proposals No. 1, No. 3, No. 4 or No. 5, non-routine matters. As a result, we do not expect any broker non-votes for Proposal No. 2 and broker-non votes will have no effect on the outcome of Proposals No. 1, No. 3, No. 4 or No 5. Broker non-votes do count for determining whether a quorum is present.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter when submitting their proxies. If no specific instructions are given, properly submitted proxies will be voted:

•	“FOR” the election of each of the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (see page 13);

•	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 28);

•	“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 55).

•	For “1 YEAR” as the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers (see page 56).

•	“FOR” the approval of a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (see page 57).

What are the board’s recommendations?

The board’s recommendations, together with the description of each proposal, are set forth in this Proxy Statement. In summary, the board recommends that you vote:

•	“FOR” the election of each of the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (see page 13);

•	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 28);

•	“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 55).

•	For “1 YEAR” as the frequency of the say-on-pay vote (see page 56).

•	“FOR” the approval of an amendment to the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (see page 57).

Unless you give other instructions otherwise, the Proxy Holders will vote in accordance with the recommendations of the board of directors.

What happens if additional matters are presented at the annual meeting?

Other than the five proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the annual meeting.

Pursuant to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, if you grant a proxy, the persons named as the Proxy Holders on the enclosed proxy card will vote your shares as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, e-mail, the Internet or personal interviews.

Who will tabulate and certify the vote?

A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections.

What do I do if I receive duplicate sets of proxy materials?

You may receive more than one set of proxy materials. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by Computershare, Inc., our transfer agent. To have all your shares voted, you should vote each set of proxy materials you receive.

ANNUAL REPORT

Will I receive a copy of Consolidated’s 2022 Annual Report to Stockholders?

Our 2022 Annual Report to Stockholders for the fiscal year ended December 31, 2022 was made available to stockholders concurrently with this Proxy Statement. The Notice contains directions to access this Proxy Statement on our website and for requesting a paper copy of the 2022 Annual Report to Stockholders, which can also be obtained by following the instructions below. The 2022 Annual Report to Stockholders includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

How can I receive a copy of Consolidated’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 3, 2023, is included in the 2022 Annual Report to Stockholders.

You can also obtain, free of charge, a copy of our Annual Report on Form 10-K, including all exhibits filed with it, by:

•	accessing the Investor Relations section of our website at http://ir.consolidated.com and clicking on the “Financials & Filings” link followed by clicking on the “SEC Filings” link;

•	accessing the materials online at www.proxyvote.com;

•	writing to:

Consolidated Communications Holdings, Inc.

Attn: Investor Relations

2116 South 17th Street

Mattoon, Illinois 61938-3987; or

•	telephoning us at: (844) 909-2675.

You can also obtain a copy of our Annual Report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND RISK MANAGEMENT

In 2022, our board and management team remained focused on corporate social responsibility and managing environmental, social and governance risks and opportunities. Our board has general oversight responsibility for our risk-management programs and is actively engaged with management in setting the strategic direction of the Company. Our directors provide continual and valuable guidance to management on risk mitigation strategies (see “Corporate Governance and Board Committees - Board oversight of risk” on page 22). In order to maintain effective board oversight of risk across our business, our board delegates certain elements of its oversight function to individual committees. As set forth in its charter, our audit committee supports the board in risk oversight of accounting and financial reporting processes, compliance with legal and regulatory requirements and the oversight of our independent auditors. Our audit committee also monitors enterprise risk-management policies and oversees the responsibilities, performance and effectiveness of the Company’s internal audit function.

For 2022, we updated and published our Environmental, Social and Governance (ESG) report on our website which includes more specific reporting on key ESG metrics, but neither such report nor any other materials on our website (including the policies and materials mentioned in this proxy statement) are incorporated into this proxy statement by reference. We have also included a discussion of ESG initiatives and activities in this year’s proxy statement to reinforce our commitment to these matters and demonstrate their importance to our board and management team. Our board also remains committed to constructive engagement with our stockholders. In 2023, we expect to build upon our ESG efforts, with continued focus on employee engagement, risk management, environmental sustainability and our larger societal purpose.

Social Responsibility and Human Capital Management

Our board is engaged in how we attract, develop, retain and manage our employees. As of March 1, 2023, we employed approximately 3,200 employees, including part-time employees. We know that our people are essential to our ability to deliver value to our stockholders, and we strive to create an inclusive environment that reflects the different backgrounds, experiences, ideas and perspectives of our employees. In 2022, we were again named a “Best-in-Class Employer” by Gallagher in recognition of our efforts to optimize employee and organizational wellbeing.

We believe it is critical to promote and protect human rights in all the communities we serve, and in our relationships with our employees and vendors. As a long-standing employer and business partner, we are committed to fostering a work culture that respects and promotes fundamental human rights. This commitment is reflected in our Human and Labor Rights Policy which establishes our standards and expectations related to legal requirements, ethical practices and human rights.

Annually, our board meets to review our succession strategy for key roles, including the role of the CEO, taking into account our key priorities and long-term business strategy. CEO succession planning discussions are led by the chair of our corporate governance committee, and discussions and planning take place with our entire board. Our directors have direct access to and interaction with members of the senior management team, and our board is regularly updated on matters involving our workforce and workplace culture as part of its oversight role.

Integrity and Ethical Business Conduct

We place the highest value on the integrity of our directors, officers and employees and we require integrity and ethical conduct in the workplace and in our business transactions. We insist on ethical dealings with others and on the ethical handling of actual or apparent conflicts of interest within personal and professional relationships. When an ethical issue or concern needs to be addressed in the workplace, we attempt to foster a work environment where discussions can take place without the fear of retribution and also provide a system of reporting and access for anyone who wishes to report a suspected violation. Directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties. In our dealings with customers and suppliers, we prohibit making or receiving bribes, kickbacks or any other improper payments, direct or indirect, to any representative of government, labor union, customer or supplier in order to obtain a contract, commercial benefit or government action. We also ask our vendors and suppliers to adhere to the same standards of legal and ethical business conduct. We are committed to doing business with suppliers and vendors in a way that positively influences our strategic and operational goals, complies with applicable laws and regulations, provides high-quality goods and services at competitive prices, and delivers exceptional customer service. Our Code of Business Conduct and Ethics (available at consolidated.com/ethics) summarizes the legal, ethical and regulatory standards we follow and is a reminder to our directors, officers, employees, vendors and customers of our obligation to uphold this commitment.

Diversity and Inclusion

We embrace diversity, equity and inclusion (DEI) and seek to hire and retain high-quality employees of all backgrounds and experiences. We believe diversity of backgrounds contributes to different ideas, which in turn drives better results for our customers and our stockholders. We respect differences and diversity as qualities that enhance our efforts as a team and believe embracing diversity and a culture of inclusion makes our company a better place to work. In accordance with these core values, we are committed to pursuing greater diversity in the workplace and in positions of leadership as we strive to create a work environment that provides equal access to information, development and opportunity. In 2022, we launched a Diversity, Equity and Inclusion Council, including a cross-functional team to provide input and guidance aimed at building a company environment where differences are welcomed, every employee feels supported and can be successful, and our customers and communities are recognized and respected. The Council has provided resources, training, education and information as we advance in our diversity journey. Additionally, the DEI Council adopted a formal Diversity, Equity and Inclusion Policy, and we continued our partnership with diversity and veteran-focused job sites to attract a larger and more diverse pool of job candidates. Our employees again completed approximately 3,000 hours of training on discrimination and harassment prevention on topics that included ageism, anti-bullying and respect for people from other racial, ethnic and religious groups. Building upon DEI initiatives from last year, we created a Pronoun Resource Guide to help employees navigate discussions around gender identity and pronoun use, and promote a more welcoming environment to employees across the gender spectrum. The DEI Council also regularly publishes stories on our DEI Intranet page highlighting a variety of cultural traditions, holidays and notable events for people across different faiths, ethnicities and backgrounds. As we look ahead, we are actively working to help advance our diversity journey and build upon our practices on diversity, inclusion and fairness.

Safe, Healthful and Secure Workplace

We also strive to create and provide a safe, healthful and secure workplace that is free from discrimination or harassment. Our core values of “Integrity First” and “Evolving and Constantly Improving” are reflected in workplace policies and procedures that protect against behavior that creates an offensive, hostile, or intimidating work environment. Physical harm or threats, direct or implied, and illegal acts of harassment, including sexual harassment, are violations of our Code of Business Conduct and are not tolerated. We recruit, hire, assign and promote without regard to race/ethnicity, nationality, color, religion, sex, sexual orientation, gender identity or expression, age, national origin, disability or any other factor prohibited by law. We also reasonably accommodate qualified applicants with covered disabilities who can perform the essential functions of the job with or without reasonable accommodations. Safety is a top priority and we have a strong, ongoing commitment to ensure employees are properly trained and have appropriate safety and emergency equipment. In 2022, we continued to take steps to keep our employees safe, and provide employees with environmental health and safety training and training on work-related hazards they may experience.

Our employees again engaged in recurring yearly certifications for mandatory, legally compliant, workplace harassment trainings within the company’s online employee training system. For 2022, our employees completed nearly 36,600 safety and human resource compliant training modules, across 154 different topics and totaling approximately 16,000 hours of training time. Our efforts to reduce the number of accidents and injuries by refining targeted safety training appears to have paid off, as our rate of worker’s compensation claims dropped by 18.5% year-over-year. In conjunction with our fiber expansion plans, we expanded our Code of Safety Practices to cover our contractors to help safeguard the health and safety of all workers, customers and our communities.

Commitment to Our Communities

We are deeply engaged in the communities we serve and aim to make them better places to live and work. We value the principles that guide and inspire us to be a good neighbor, deliver reliable services and products, and connect people in all that we do, every day. For more than 125 years, we have forged a strong legacy and tradition of philanthropy and employee volunteerism within the communities we serve. We believe engaging in and supporting the community improves the quality of life and creates a more vibrant place to live and work.

Since 1984, on the third Saturday in September, Consolidated Communications along with employees, family members and community volunteers hosts the Special Olympics Family Festival (SOFF) in Mattoon, Illinois for Special Olympic Athletes from east central Illinois. This event has grown and evolved to what Special Olympics International calls “the biggest event of its kind in the world,” and for 2022, there were more than 600 Special Olympic Athletes and 1,200 volunteers who participated.

In 2022, we provided more than $1.8 million in support to local communities, including contributions to more than nearly 450 community non-profits and organizations through our company giving programs, educational grant program, foundation grants, economic development initiatives, community events and sponsorship. Some highlights include: $22,250 given as part of our Consolidated Connects educational grant program to promote creative learning and digital literacy; $150,000 to 22 non-profits in Minnesota as part of our Minnesota Community Fund; and over $142,000 to non-profits serving their respective communities through the California and Kansas chapters of the Consolidated Communications Foundation, supporting essential and critical community needs like fighting hunger and homelessness. For our efforts, we were honored to receive the Sacramento Business Journal’s 2022 Corporate Citizen Award. As part of our ongoing fiber build efforts, we focused on the expansion of rural broadband in unserved and underserved communities and completed more than 400,000 fiber upgrades in 2022.

In 2022, our employees reported 6,600 volunteer hours in support of local non-profit programs and initiatives across our 20-plus state service area. We kicked off our Consolidated Cares program, which supports employees who volunteer at least 25 hours by providing the nonprofit organization of their choice with a $250 contribution.  As a result of the program and our employees’ generosity with their time, Consolidated contributed more than $10,000 during the program’s inaugural year.

Environmental Sustainability

Our employees are proud to serve our customers, investors, business partners, and communities and be good stewards of the Earth and the environment. We are striving to operate our business in a way that mitigates the impact we have on the planet and our natural environment. Our executives play an active role in overseeing responsible environmental practices and programs, and our board of directors is advised on our management of ESG initiatives.

As Consolidated transforms into a fiber-first company, we are seeing tremendous benefits for our customers, but beyond this, we are also taking advantage of the environmental opportunity that fiber expansion provides to build a more sustainable network. Optical fiber itself is made entirely from readily available materials, reduces power consumption of our network, and is more reliable, reducing truck rolls and our carbon footprint. The impact of fiber broadband is exponential, giving each customer served the power to reduce their own carbon footprint by empowering customers to work, play and communicate digitally while avoiding emissions related to traditional means of travel for meetings and gatherings.

We continue to find sensible ways to reduce waste in our offices and facilities. Replacement of outdated customer equipment and network materials is a unique challenge for our business, and we believe in the importance of addressing this issue with an effective recycling program. In the field, wire and equipment is processed and sorted for shipment to approved recyclers. Through the proper disposal of old computers and office technology products, to the recycling of cardboard, paper, electronics, glass, plastic, aluminum and other items at our primary offices and larger administrative locations, we hope to contribute positively to sustainability. Recognizing the impact waste can have on the communities we serve, we provide consumer education on the value of recycling phone directories, offer recycle bins and promote local recycling events. Our phone directories are printed on recycled paper and include an option for customers to opt-out of receiving future directories, further reducing their environmental impact. Customers also have the option to enroll in paperless billing, which we promote as a way to reduce waste. We comply with state, federal and local laws related to hazardous waste and as of 2022, 100% of our waste vendors are ISO 14001 Certified.

Our investments in energy conservation and efficiency reflect our aspirations to reduce the impact our energy use has on the environment. In our buildings and facilities, important steps have been taken in recent years to reduce our energy consumption, including: updating boilers and HVAC systems with high-efficiency units; adding motion-sensitive and/or LED lighting in office areas; employing active-monitoring of our heating and cooling facilities to adjust to changes in ambient temperature and humidity; and reducing the footprint of our network and computing systems by upgrading our legacy power systems in our central offices with new, high efficiency T-Box rectifiers that utilize less energy and generate less heat. In 2022, we upgraded fluorescent lighting in 49 of our buildings with more efficient LED bulbs that reduce energy usage and costs. Our objective is to continue upgrades in company locations across all markets, including central offices, garages, administrative buildings and outside plant network huts.

We are aware of global climate change and want to take advantage of areas where we can make a positive impact by reducing emissions. The company has two solar initiatives serving our properties in Minnesota that reduce the amount of carbon-based energy required to supply the energy needs of those locations. More projects of this nature are expected in the near future for our other markets.

We believe it is important to provide transparency to stakeholders and the public with respect to usage and the tracking of our environmental footprint, and we have again provided quantitative metrics showing our approximate resource usage in our annual ESG Report, available through our website. In an effort to reduce transportation and fuel-related emissions, we have moved to a hybrid work environment, with 48% of employees working remotely most days, and we encourage the use of technology solutions, such as video or phone conferencing, whenever possible. We continue to supplement our fleet with more fuel-efficient vehicles that emit less carbon, and as of 2022, 43% of our fleet is equipped with at least flex-fuel technology.

We are proud to offer comparatively low and reduced energy services, including Voice over Internet Protocol (VoIP), which reduces the need for travel by business customers as the service allows for effective and productive telecommuting options. Additionally, we continue to implement a streaming video strategy utilizing our proprietary and third-party over-the-top (OTT) television platforms and solutions, reducing the need for traditional cable set-top boxes that contribute to carbon emissions, waste and energy use. By working with business partners who also embrace green initiatives and the conservation of natural resources, we strive to balance environmental and fiscal responsibilities when making purchasing decisions. By educating our employees and customers on environmental issues and our sustainability initiatives and providing them with information on how they can put environmentally friendly practices in place at home and work, we are able to establish and maintain a culture of awareness and action.

Expanding Broadband Deployment

We are committed to expanding broadband deployment and providing consumers and businesses across our service area with reliable broadband services, striving to bridge the “digital divide” in our country. As part of our plan to deliver fiber to the home to more than 70% of our service area by 2026, we invested over $600 million in broadband and capital initiatives in 2022, an investment we hope will go a long way towards bridging the rural digital divide. Our multi-year fiber build plan, our pursuit of public-private partnerships in rural areas and our ongoing participation in federal and state broadband subsidy programs such as the Rural Digital Opportunity Fund (RDOF), are examples of our commitment to investing in and expanding our network to unserved and underserved communities. In 2022, the company partnered with the Maine Connectivity Authority to bring multi-gig broadband to 34,000 rural homes in Maine, funded in part with an NTIA grant.  In Vermont, the Company worked closely with the Southern Vermont Communications Union District (CUD) to bring broadband to 12,000 homes in Bennington County, including more than 400 previously unserved homes. We continue to offer eligible low-income residential customers the opportunity to participate in the FCC’s Lifeline and Affordable Connectivity Programs, which allows subscribers to receive a monthly discount on voice and qualifying Internet services.

Data Security and Protection

The safeguarding of our customers’ personal information is of the highest importance to us. We do not sell, rent or disclose personally identifiable information to any third party for marketing purposes or other reasons that are not related to rendering the services we provide to our subscribers (or activities related to our services), except as required by applicable law or with the customer’s consent. See our privacy policy (www.consolidated.com/privacy) to learn more about how we protect our customers’ personal information.

Business and personal interaction in the world today has become increasingly reliant upon the delivery of data of all types across telecommunications carrier networks and Consolidated recognizes the need for these networks to be as protected and reliable as possible. Consolidated management takes a vigilant approach to identifying and addressing data security risks through its Information Security Risk Management and Governance programs. These programs include supply chain and vendor risk management activities, software component analysis, and business impact analysis. Additionally, Consolidated has a comprehensive architectural security program which includes active monitoring and detection along with detailed triage and response plans that outline the steps necessary to investigate, identify and mitigate cyber security risks. As part of its cyber security risk mitigation approach, Consolidated carries Cyber Security Insurance, and senior leadership briefs the board of directors on information security matters on a quarterly basis. Biennially, we are assessed by the Department of Homeland Security against National Institute of Standards and Technology (NIST) 800-53 controls and in 2022, Consolidated rolled out a comprehensive cybersecurity awareness program to educate employees as to the cyber risks related to the technology with which our employees interface.

Over the last three years, Consolidated has not incurred any expenses related to data breach penalties or settlements, and in 2022, Consolidated had no security breaches affecting customer personal information or internal company data. As a data privacy champion, we provide ongoing consumer education on how to protect our customers’ personal data and, more broadly, how to keep our customers and their families safe online. We also recognize and support the principle that all organizations share the responsibility of being conscientious stewards of personal information and we have undertaken significant efforts to educate our customers, employees and communities on safe online practices. Internally, our employees are kept abreast of the latest cybersecurity risks and threats and are regularly provided with educational content and information to minimize risks to our network and business systems. We maintain and regularly update actionable tips on online safety and data privacy practices at www.consolidated.com/staysafeonline.

ESG-related information included herein and on our website is not necessarily “material” under the federal securities laws for SEC reporting purposes, as these disclosures are informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to us with respect to the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 44, and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated, each stockholder shown on the table has sole voting and dispositive power with respect to all shares shown as beneficially owned by that stockholder. Unless otherwise indicated, this information is current as of March 1, 2023, and the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938.

	Aggregate Number of
	Shares Beneficially	Percentage of Shares
Name of Beneficial Owner	Owned	Outstanding
Searchlight Funds(a)	39,338,753	34.3%
BlackRock, Inc.(b)	11,988,927	10.5%
The Vanguard Group, Inc.(c)	6,023,340	5.3%
C. Robert Udell, Jr.	1,174,380	*
Fred A. Graffam III	103,306	*
Steven L. Childers	365,119	*
Robert J. Currey	228,568	*
Thomas A. Gerke	107,076	*
Maribeth S. Rahe	136,716	*
Marissa M. Solis	21,055	*
Roger H. Moore	121,283	*
Andrew S. Frey(d)	0	*
David G. Fuller	43,143	*
All directors & current executive officers as a group (9 persons)	1,935,527	1.7%

* Less than 1.0% ownership

(a)	Beneficial and percentage ownership information is based on information contained in a Schedule 13D jointly filed with the SEC on March 7, 2022, by Searchlight III CVL, L.P. and its general partner, Searchlight III CVL GP, LLC (for purposes of this footnote, together the “Searchlight Funds”). The address of the Searchlight Funds is c/o Searchlight Capital Partners, L.P., 745 5th Avenue – 27th Floor, New York, New York 10151. Each Searchlight Fund has sole voting power with respect to 39,338,753 shares and sole dispositive power with respect to 39,338,753 shares.

(b)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. has sole voting power with respect to 11,845,515 shares and sole dispositive power with respect to 11,988,927 shares.

(c)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 57,971 shares, sole dispositive power with respect to 5,901,548 shares, and shared dispositive power with respect to 121,792 shares.

(d)	Mr. Frey is a director designated by Searchlight III CVL, L.P. and is entitled pursuant to the governance agreement with Searchlight III CVL, L.P. to receive similar compensation from the Company for his service on our board as the other outside directors of the Company receive in connection with such service. An annual restricted stock unit award with a grant date value of $99,169 in respect of Mr. Frey's service as a director in 2022 was received directly by Searchlight III CVL, L.P.

PROPOSAL NO. 1 — THE ELECTION OF EACH OF THE EIGHT DIRECTORS NAMED IN THIS PROXY STATEMENT TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED

Our board of directors consists of eight directors. In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our directors are elected each year to hold office for a one-year term. The board, including the corporate governance committee, proposed that the following eight nominees be elected at the annual meeting, each of whom will hold office until the next annual meeting and until his or her successor shall have been elected and qualified:

Director nominees

Name	Age	Current Position
Robert. J. Currey	77	Chairman of the Board and Director
Andrew S. Frey	47	Director
David G. Fuller	56	Director
Thomas A. Gerke	66	Director
Roger H. Moore	81	Director
Maribeth S. Rahe	74	Director
Marissa M. Solis	50	Director
C. Robert Udell, Jr.	57	President & Chief Executive Officer and Director

Set forth below is information with respect to our director nominees regarding their experience. After the caption “Board Contributions,” we describe some of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director for the Company. There are no family relationships among our directors and executive officers.

Business experience of director nominees

Robert J. Currey serves as our Chairman of the board of directors. Mr. Currey has served as one of the Company’s directors and as a director of our predecessors since 2002 and served as our CEO from 2002 until December 31, 2014. From 2002 to November 2013, he also served as our President. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and CEO of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997. Mr. Currey previously served as a director of Cartesian, Inc.

Board Contributions: Mr. Currey is a long-time, industry veteran and has significant experience leading other companies in the telecommunications and media sector. He is well known throughout the telecommunications industry and is respected as an opinion leader especially among mid-sized telecom carriers. Because of his experience and his role as our former CEO until December 31, 2014, Mr. Currey also has substantial knowledge of the Company, including its operations and strategies.

Andrew S. Frey joined our board in December 2021 and is a partner at Searchlight Capital Partners, L.P. (“Searchlight”), a global private equity firm. Prior to joining Searchlight in 2011, Mr. Frey was a managing principal at Quadrangle Group where he primarily focused on telecommunications and technology investments. Mr. Frey currently serves on the board of directors of each of Mitel Networks Corporation, Ziply Fiber, LLC and Global Risk Partners Limited. Mr. Frey previously served as a director of Shift4 Payments, Inc., Uniti Group Inc., and Hemisphere Media Group, Inc. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania.

Board Contributions: Mr. Frey has substantial experience working with public and private telecommunications and technology companies. We believe Mr. Frey is qualified to serve on our board due to his deep knowledge of the industry, his extensive understanding of equity and debt capital markets, as well as his current and past positions on other boards, including his prior service as a board observer of the Company.

David G. Fuller joined our board in October 2020, and since March 2022 has served as an Operating Partner with Searchlight, where he plays an advisory role to their Technology, Media and Telecom practice. From March 2021 to January 2022, Mr. Fuller served as the President of Rogers Wireless, Canada’s largest mobile operator, a part of Rogers Communications Inc., a Canadian communications and media company. Previous to this, he was a Senior Advisor to the global Technology, Media and Telecom practice of Boston Consulting Group. From 2014 until January 2019, Mr. Fuller was an Executive Vice-President of TELUS Corporation, a Canadian telecommunications company, and President, TELUS Consumer and Small Business Solutions. He previously served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice-President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a member of the board of directors of Great-West Lifeco, Ziply Fiber and of Mitel Networks. Mr. Fuller previously served as a director of MindBeacon Holdings Inc., Enstream LP and the Ontario Science Centre. Mr. Fuller is a Professional Engineer and holds a bachelor of applied science in engineering from Queen’s University and an MBA from the Schulich School of Business at York University.

Board Contributions: Mr. Fuller is a seasoned executive and business advisor with substantial experience in all aspects of the telecommunications industry. He brings an in-depth knowledge of our sector and contributes critical skills and knowledge of marketing, sales and operations to our board, as well as a deep background in broadband and wireless technologies. Mr. Fuller’s contributions to our board are further augmented by both his extensive public and private board experiences across a number of industries, and his extensive experience as a management consultant and technology executive.

Thomas A. Gerke has served as a director since February 2013. Mr. Gerke served as General Counsel and Chief Administrative Officer of H&R Block, a global consumer tax services provider, from January 2012 to January 2022. At H&R Block, Mr. Gerke had a number of other roles and responsibilities, including leadership of the human resources function and serving as interim Chief Executive Officer. From January 2011 to April 2011, Mr. Gerke served as Executive Vice President, General Counsel and Secretary of YRC Worldwide, a Fortune 500 transportation service provider. From July 2009 to December 2010, Mr. Gerke served as Executive Vice Chairman of CenturyLink, a Fortune 500 integrated communications business. From December 2007 to June 2009, he served as President and CEO at Embarq, then a Fortune 500 integrated communications business. He also held the position of Executive Vice President and General Counsel – Law and External Affairs at Embarq from May 2006 to December 2007. From October 1994 through May 2006, Mr. Gerke held a number of executive and legal positions with Sprint, serving as Executive Vice President and General Counsel for over two years. Mr. Gerke is currently a member of the board of directors of MGP Ingredients, Inc. (Nasdaq: MPGI) and is a former director of CenturyLink, Embarq, the USTelecom Association and Tallgrass Energy GP, LP, the General Partner of Tallgrass Energy, LP (NYSE: TGE), a provider of natural gas transportation and storage services. In addition, he is a former member of the Rockhurst University board of trustees and The Greater Kansas City Local Investment Commission board of trustees.

Board Contributions: Mr. Gerke has substantial experience in the telecommunications sector. His leadership and industry experiences bring a strong and knowledgeable operational and strategic perspective to the board’s deliberations. He also brings perspective from service on other boards. Although Mr. Gerke is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.

Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and CEO from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. From September to October 1998, he served as President, CEO and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007, Mr. Moore served as interim President and CEO of Arbinet. From December 2007 to May 2009, Mr. Moore served as a consultant to VeriSign, Inc. Mr. Moore also presently serves as a director of VeriSign, Inc. and was previously a director of Western Digital Corporation.

Board Contributions: Mr. Moore is a seasoned telecommunications executive with a deep background in the industry and very strong technical aptitude. He has a strong entrepreneurial bent and is a knowledgeable analyst of the evolution of telecommunications and the impact of new technologies on our business. He brings perspective from service on other boards. Although Mr. Moore is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.

Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and CEO of Fort Washington Investment Advisors, Inc. since November 2003. Ms. Rahe is currently a member of the board of directors of First Financial Bancorp and First Financial Bank. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chair and a member of the board of directors.

Board Contributions: Ms. Rahe has a deep background as a senior executive in the banking industry and is well attuned to developments in the capital markets and their potential impact on the Company. She provides a strong risk-management perspective and oversees the board’s succession planning efforts. She also qualifies as an “audit committee financial expert” under SEC guidelines and serves as our audit committee chair.

Marissa M. Solis joined our board in January 2022 and since November 2021 has served as the Senior Vice President of Global Brand and Consumer Marketing at the National Football League. Prior to this, Ms. Solis spent 18 years at Pepsico where she held numerous marketing leadership roles in brand marketing, portfolio marketing, partnerships and omnichannel media. She served as Senior Vice President at Pepsico's Frito Lay North America Division from October 2019 to November 2021 and prior to that role served as Vice President and General Manager of the Hispanic Business Unit at Pepsico Beverages North America from October 2017 to October 2019. Prior to joining Pepsico, Ms. Solis was a management consultant at Deloitte Consulting from September 2000 to November 2003. She began her career in 1995 as a Brand Manager in Procter & Gamble Latin America. Ms. Solis holds her master’s degree in public administration and public affairs from the University of Texas at Austin and her bachelor’s degree in international economics from Georgetown University.

Board Contributions: Ms. Solis has significant experience leading consumer marketing, advertising and brand strategy initiatives. Because she has served in a variety of roles focused on product innovation and the customer experience, we believe she will be a valuable asset for the Company as we execute on our fiber growth plan and continued transformation. We also believe Ms. Solis’s substantial experience with consumer marketing and branding, including the creation of business strategies for core brands, will be complementary to and balance the knowledge of our other board members.

C. Robert Udell, Jr. serves as our President and CEO and as a director. Mr. Udell served as Chief Operating Officer from May 2011 to December 31, 2014, and as President from November 2013 until December 31, 2014. He became President and CEO on January 1, 2015. He has served as a director since November 2013. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. From 2004 to November 2013, Mr. Udell served as Senior Vice President. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations and Engineering. He serves as the former Vice Chair and Chairman of the board of directors of the USTelecom Association and is on the board of the Greater Conroe Economic Development Council. He is also a former member of the board of trustees for The John Cooper School.

Board Contributions: Mr. Udell has been in the telecommunications industry for more than 35 years and has worked in a number of capacities. He brings a broad knowledge of our operating environment, key trends in technology and regulation, and market forces impacting the Company. Because of his role as President and CEO of the Company, he is also able to provide the board with in-depth insight into the Company’s current performance and future plans.

Business experience of continuing executive officers

C. Robert Udell, Jr.  Information regarding Mr. Udell is described above under “Business experience of director nominees.”

Fred A. Graffam III, 56, has served as our Executive Vice President, Chief Financial Officer and Treasurer since December 2022. From October 2017 to November 2022, Mr. Graffam was the Executive Vice President and Chief Financial Officer of Monitronics International, d/b/a Brinks Home Security, a leading home security company in North America. Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DigitalGlobe, Inc. from April 2015 to October 2017, as its Interim Chief Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer - North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011 and as Senior Vice President-Finance, West Division from 2002 to 2008. Mr. Graffam is a certified public accountant and holds a bachelor’s degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

Contributions: Mr. Graffam has over 30 years of experience in financial management, operations and accounting. He has held strategic leadership roles at public and private companies in telecommunications, cable and technology companies. We believe his substantial experience with subscription-based revenue businesses, his strong business and operational acumen, and a deep knowledge of our industry are significant assets to the Company.

Board Diversity Matrix

The matrix below summarizes certain information regarding the diversity of our board of directors as of March 1, 2023:

Board Diversity Matrix
As of March 1, 2023
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background	-	-	-	-
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6		-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the election of each of Robert J. Currey, Andrew S. Frey, David G. Fuller, Thomas A. Gerke, Roger H. Moore, Maribeth S. Rahe, Marissa M. Solis and C. Robert Udell, Jr. (Proposal No. 1).

The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of each of the eight director nominees named above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

Yes. The corporate governance committee undertook its annual review of director independence and reviewed its findings with the board of directors. During this review, the board of directors considered relationships and transactions between each director or any member of his or her immediate family and Consolidated and its subsidiaries and affiliates, including those reported in this Proxy Statement under “Certain Relationships and Related Transactions.” The board of directors also examined relationships and transactions between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such transactions or relationships compromised a director’s independence.

The board also considered the relationship between the Company and H&R Block, a company that purchases telecommunications services from the Company in the ordinary course of business, because Mr. Gerke is an officer of H&R Block. The Company received $82,848 in payments from H&R Block in 2022 from 34 separate H&R Block locations. The board concluded that since certain of the services provided by the Company to H&R Block are offered pursuant to state and federal tariffs, and that purchases of all services were made on customary business terms, this relationship was not material for purposes of The NASDAQ Stock Market LLC’s (“NASDAQ”) listing standards and would not influence Mr. Gerke’s actions or decisions as directors of the Company.

As a result of this review, our board of directors affirmatively determined that Messrs. Currey, Fuller, Gerke, Moore and Frey and Mses. Rahe and Solis are independent for purposes of Nasdaq Rules. The board also determined that each member of the audit committee, Messrs. Gerke and Fuller and Ms. Rahe, satisfy the heightened standards of independence for audit committee members set forth in Rule 10A- 3(b)(1) of the Exchange Act. Additionally, the board determined that each member of the compensation committee, Messrs. Currey, Frey and Moore and Ms. Rahe, satisfy the heightened standards of independence for compensation committee members pursuant to the Nasdaq Rules.

How are our directors compensated?

The compensation committee reviews compensation and benchmarking data for the Company’s outside directors in connection with setting board retainer levels and compensation for serving on board committees. For 2022, non-employee directors, with the exception of our non-executive Chairman, received the following cash compensation, which was unchanged from 2021:

Cash Compensation
Board Retainer	$76,125
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$13,500
Corporate Governance Committee Chair Retainer	$10,000
Committee Member Retainer	$4,000

In addition to the cash compensation described above, a restricted stock award of 21,055 shares was made to each of the directors, other than Mr. Udell, on March 7, 2022 pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (the “LTIP”). The number of shares granted to these directors was determined by dividing a target value of $148,649 by the 20-day average closing price of the Company’s stock ($7.06 per share) as of two trading days before the award date. The target value was increased in 2022 based on a benchmark analysis of our peer group’s non-employee director compensation and the compensation committee’s desire to award equity incentive awards at the 50th percentile of the market. The actual grant date value of the awards was $99,169, reflecting a fair value of $4.71 per share on the grant date. These restricted stock awards vested in full on December 5, 2022.

Mr. Udell does not receive compensation for his service on the board. Mr. Udell’s compensation is set forth in the Summary Compensation Table and explained further in the Compensation Discussion and Analysis section of this Proxy Statement.

We also reimburse all non-employee directors for reasonable expenses incurred to attend board and board committee meetings.

Compensation for directors for 2022 was determined following a review of an October 2021 peer group assessment conducted by Willis Towers Watson (“WTW”), our independent compensation consultant. In 2021, WTW developed a new peer group of 11 companies to evaluate compensation against companies similar in size and scope to us and with whom we compete for investors. In 2022, WTW updated the 2021 peer group analysis to reflect general market changes in director compensation practices, but we did not make any changes to the peer group.

How is our non-executive Chairman compensated?

Mr. Currey serves as the independent Chair of our board of directors. In this capacity, Mr. Currey receives an annual cash retainer of $200,000 instead of the cash compensation described above for our other non-employee directors. In addition, Mr. Currey received an annual restricted stock award with a grant date fair value of $99,169 on March 7, 2022, consistent with all other non-employee directors.

Director summary compensation table

The table below discloses all compensation provided to each non-employee director of the Company in 2022.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Robert J. Currey, Board Chair	$204,000	$99,169	$303,169
Thomas A. Gerke, Corporate Governance Committee Chair	$94,125	$99,169	$193,294
Roger H. Moore, Compensation Committee Chair	$97,625	$99,169	$196,794
Maribeth S. Rahe, Audit Committee Chair	$104,125	$99,169	$203,294
Andrew S. Frey(2)	$-	$-	$-
David G. Fuller	$84,125	$99,169	$183,294
Marissa M. Solis	$76,125	$99,169	$175,294

1.	The amounts in this column represent the grant date fair value ($4.71 per share) of the restricted stock award made on March 7, 2022 to Mr. Currey, Mr. Gerke, Mr. Moore, Ms. Rahe, Mr. Fuller and Ms. Solis; in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Also see Footnote 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions made by the Company in the valuation of these awards. None of our non-employee directors had any unvested awards outstanding as of December 31, 2022.

2.	Mr. Frey is a director designated by Searchlight III CVL, L.P. and is entitled pursuant to the governance agreement with Searchlight III CVL, L.P. to receive similar compensation from the Company for his service on our board as the other outside directors of the Company receive in connection with such service. An annual cash retainer payment of $80,125 and an annual restricted stock unit award with a grant date value of $99,169 in respect of Mr. Frey’s service as a director in 2022 were received directly by Searchlight III CVL, L.P.

Stock ownership guidelines for non-employee directors

The company maintains guidelines regarding stock ownership by non-employee directors. The ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate market value of at least three times the annual board cash retainer payable to them.

Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable ownership requirement, he or she is required to retain 100% of any covered shares. Covered shares include shares owned directly or indirectly by the non-employee director, and the after-tax value of vested stock option awards and vested restricted stock (i.e., following the disposition of shares to (i) pay any applicable exercise prices for an equity award or (ii) satisfy withholding tax obligations arising in connection with the exercise, vesting, or payment of an award). Non-employee directors must meet the stock ownership requirement within five years of becoming a member of the board. All of our non-employee directors have met this requirement or are within the five-year grant period and are otherwise expected to satisfy this requirement.

How often did the board meet during 2022?

The board met seven times during calendar year 2022. Each director attended at least 75% of the board meetings and meetings of board committees on which they served. In connection with regularly scheduled meetings of the board or committees of the board during 2022, the independent directors held four meetings at which only independent directors, or only independent directors and Mr. Currey, were present.

What is the policy regarding director attendance at annual meetings?

Absent special circumstances, each director is expected to attend the annual meeting of stockholders. Each of the Company’s then-current directors attended the 2022 annual meeting of stockholders, which was held virtually.

What is the leadership structure of the board?

In consultation with the corporate governance committee, the board reviews the leadership structure from time to time in order to ensure that the board’s leadership structure is optimal for the board at the current time. Until November 2013, the board had separated the Chairman’s role from the CEO’s role. When Mr. Currey became Chairman of our board of directors in November 2013, the board determined that it would be in the best interests of the Company if he retained the CEO title as well, as a part of the Company’s succession plan. Effective January 1, 2015, as a planned additional step in the CEO succession plans, Mr. Currey became Executive Chairman of our board, but no longer acted as the Company’s Chief Executive Officer. Mr. Udell became President and CEO on January 1, 2015. On January 1, 2018, as the final step in the CEO succession plan, the board appointed Mr. Currey as the non-executive Chairman of our board of directors. The board believes this current separation of duties is in the best interest of the Company. Mr. Currey is a long-time industry veteran and has relationships with other industry participants and the various regulatory and public policy bodies with whom the Company must interact. By serving as Chairman, Mr. Currey is able to bring this knowledge to bear as he works with Mr. Udell, our President and CEO, in the daily decision-making and long-term strategy development for the Company. This structure also provides continuity of leadership and a respectful climate of informed and open dialogue and debate on topics important to the Company and its stockholders. The board does not have a lead independent director, but each of the board’s committees is composed solely of independent directors. Mr. Currey became an independent director under the Nasdaq Rules on December 31, 2020 following the expiration of the three-year period of his transition to non-executive Chairman. The board will continue to review the leadership structure of the board from time to time and will appoint a lead independent director if it determines that doing so would be in the best interests of the Company and its stockholders.

What committees has the board established?

The board has standing audit, corporate governance and compensation committees. The membership of the standing committees currently is as follows:

Name	Audit Committee	Corporate Governance Committee	Compensation Committee
Robert J. Currey
Roger H. Moore		*	Chairperson
Maribeth S. Rahe	Chairperson		*
Thomas A. Gerke	*	Chairperson
David G. Fuller	*	*
Andrew S. Frey			*
Marissa M. Solis

* indicates member

Audit Committee. The audit committee consists of Messrs. Gerke and Fuller and Ms. Rahe. Ms. Rahe serves as the Chair. The board has determined that all members of the audit committee are independent for purposes of Nasdaq Rules and Rule 10A-3(b)(1) of the Exchange Act. The board has also determined that in addition to being independent, and Ms. Rahe is an “audit committee financial expert” as such term is defined under the applicable SEC rules and is presumed to be financially sophisticated for purposes of the Nasdaq Rules.

The audit committee met five times during 2022. The board has adopted an audit committee charter, which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

The principal duties and responsibilities of the audit committee are to assist the board in fulfilling its responsibilities with respect to its oversight of:

•	the quality and integrity of our accounting and financial reporting processes and financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of our independent auditors; and

•	the effectiveness of our internal audit, risk management and internal control functions, including reviewing risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters.

Our audit committee is also responsible for the following:

•	conducting an annual performance evaluation of the audit committee;

•	appointing, retaining, reviewing, terminating and overseeing the work of our independent auditors, as well as approving all audit engagement fees and terms;

•	establishing procedures for (a) receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and other auditing matters and (b) the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters;

•	reviewing, overseeing and approving related party transactions for potential conflict of interest situations on an ongoing basis, pursuant to our Related Person Transactions Policy, which we describe beginning on page 65; and

•	preparing committee reports that the SEC requires be included in our annual proxy statement.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain outside legal, accounting or other advisors as it reasonably deems necessary to carry out its duties. See the “Report of the Audit Committee of the Board of Directors” on page 26.

Corporate Governance Committee. The corporate governance committee consists of Messrs. Moore, Fuller and Gerke. Mr. Gerke serves as the Chair. The board has determined that each of Messrs. Moore, Fuller and Gerke are independent for purposes of the Nasdaq Rules.

The corporate governance committee met five times during 2022. The board has adopted a corporate governance committee charter, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

The principal duties and responsibilities of the corporate governance committee are as follows:

•	to identify individuals qualified to become directors and to recommend that the board select the candidates for all directorships to be filled by the board or by the stockholders;

•	to develop and recommend to the board the content of our corporate governance principles, including our commitment to social responsibility, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link;

•	otherwise take a leadership role in shaping our corporate governance;

●	to review with management and, as the corporate governance committee deems useful, consultants or legal counsel, the areas of material risk to the Company relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession planning, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters; and

●	to oversee the evaluation of our board and each committee.

In evaluating candidates for directorships, our board, with the assistance of the corporate governance committee, will take into account a variety of factors it considers appropriate, which may include strength of character and leadership skills; general business acumen and experience; broad knowledge of the telecommunications industry; knowledge of strategy, finance, internal business and relations between telecommunications companies and government; age; diversity; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. We have paid customary search fees in consideration for assistance in identifying potential nominees to our board. While the board has not adopted a specific policy regarding diversity, it believes the diverse backgrounds and perspectives of its current directors, as described above for each nominee and current director under the heading “Board Contributions,” are well suited to the oversight of the Company’s management team, its business plans and its performance.

Compensation Committee. The compensation committee consists of Mr. Moore, who serves as its Chair, Mr. Frey and Ms. Rahe. The board has determined that each of Mr. Frey, Ms. Rahe and Mr. Moore is independent for purposes of the Nasdaq Rules, including its heightened standards of independence for compensation committee members.

The compensation committee met six times during 2022. The board has adopted a compensation committee charter, a copy of which may also be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

The principal duties and responsibilities of the compensation committee are as follows:

•	to review and approve corporate goals and objectives relevant to the compensation of our CEO, including performance objectives and, based upon a performance evaluation, to determine and approve the compensation of the CEO and other senior officers;

•	to review compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk- taking, are aligned to the interests of stockholders, promote effective leadership and leadership development and appropriately award pay for performance;

•	to approve the grant of long-term incentive awards Company-wide and recommend amendments to the Company’s executive compensation programs to the board for approval;

•	to review and recommend to the board of directors, or approve, new executive compensation programs, based on its periodic review of the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

•	to establish and periodically review policies in the area of senior management perquisites;

•	to review and make recommendations to our board on incentive-compensation, equity-based and any other similar plans; and

•	to prepare reports on executive compensation that the SEC requires be included in our annual proxy statement.

Additional information on the compensation committee’s processes and procedures for the consideration and determination of executive compensation are addressed in the “Compensation Discussion and Analysis –  Processes and Procedures for the Consideration and Determination of Executive Compensation” section of this Proxy Statement.

Changes to Committee Assignments in 2022. In 2022, the corporate governance committee and our board reviewed the composition of committee roles and effectuated certain committee reassignments among directors to refresh membership. Mr. Frey joined the compensation committee in February 2022 and Mr. Currey stepped down from the compensation committee in May 2022. These changes to compensation committee membership were made in accordance with the requirements of the compensation committee charter and the rules and guidelines applicable to membership on such committee.

Role of independent compensation consultant

The compensation committee has directly engaged WTW as its outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies. The compensation committee has considered the independence of Willis Towers Watson, consistent with Nasdaq requirements, and has determined that it is independent. Further, pursuant to SEC rules, the compensation committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Willis Towers Watson.

The Company paid WTW $96,868 for services provided to the compensation committee in 2022 and $85,208 for services provided to the compensation committee in 2021. WTW also provided pension actuarial services and for other pension-related services, technical and administrative services, and certain other out-of-scope services during 2022, for which the Company paid WTW $169,536. The pension trust paid WTW $539,804 for benefit administration and benefit related services; $77,746 for pension-related services, including actuarial and accounting services, as well as services relating to the finalization of the prior year annuity purchase; and $492,192 in investment management fees. The decision to engage WTW for these services was made by the Company’s human resource staff and the pension committee of management. The Company’s relationship with WTW is longstanding, pre-dating the Company’s initial public offering of stock, whereby WTW performs ad hoc issue analysis as requested from time-to-time by management, and neither the compensation committee nor the board approved such other services.

WTW’s work in 2022 consisted principally of performing analysis and providing recommendations concerning the compensation programs for the Company’s directors and senior management personnel, as well as consulting support on compensation and pension actuarial services, including:

•	a full review and assessment of the peer group companies to be used in compensation analysis;

•	evaluation of the compensation paid to certain of the Company’s senior management jobs, based on role relative to the peer group and to broad marketplace trends;

•	analysis of total direct compensation programs including salary, bonus and long-term incentives;

•	evaluation and recommendations concerning the type, amount and frequency of long-term incentive compensation to be offered to the non-executive senior management personnel; and

•	equity grant cycle and payout curve modeling and consulting support.

For a further description of this work, please refer to the Compensation Discussion & Analysis section.

Board oversight of risk

The Company’s board of directors has responsibility for general oversight of risk management of the Company, including ESG-related risks, and has delegated oversight of certain risks, as appropriate, to the audit committee, the compensation committee and the corporate governance committee, as further described below.

As set forth in the audit committee charter, the audit committee reviews with management and, to the extent the committee deems it appropriate, with the independent auditors or counsel to the Company, compliance with laws and regulations, major pending litigation, and risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters.

The compensation committee reviews compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk-taking, is aligned to the interests of stockholders, promotes effective leadership and leadership development, and appropriately awards pay for performance. In doing so, the committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunities under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements. In February 2022, the compensation committee reviewed the Company’s compensation policies and practices and determined that these programs are not reasonably likely to have a material adverse effect on the Company.

The corporate governance committee reviews with management and, as the committee deems useful, consultants or legal counsel, the areas of material risk to the Company relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters.

Management has an enterprise risk management (“ERM”) steering committee in place which includes the CFO and other key executives. The CFO, as ERM committee chairman, is the primary liaison between management and the board regarding the ERM implementation and process. The steering committee has responsibility for the implementation and oversight of the ongoing ERM process including identifying, prioritizing and assigning ownership of key risks. The management team has primary responsibility for monitoring and managing these key risks which could affect the Company’s operating and financial performance. ERM is a standing agenda item on the quarterly board meeting agenda. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews, with the full board, the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks.

Searchlight designation rights

In connection with Searchlight’s strategic investment in the Company in September 2020, as described below, Searchlight III CVL, L.P., an affiliate of Searchlight (the “Investor”) and the Company entered into a governance agreement (the “Governance Agreement”), pursuant to which the Investor received certain governance rights, including the right to designate up to two directors to the Company’s board of directors for so long as the Investor’s as-converted common stock ownership percentage is at least 20% and certain approval rights with respect to actions taken by the Company. For so long as the Investor’s ownership is at least 10%, the Investor shall be entitled to nominate one designee to the board and for so long as the Investor’s ownership is at least 5%, the Investor shall be entitled to nominate at least one board observer to attend meetings of the board. For so long as the Investor has a director designee serving on the Company’s board of directors, it is required to vote all shares of common stock beneficially owned by it pro rata with the Company’s shareholders with respect to all director nominees other than the Investor’s director designees. The Investor has designated Andrew S. Frey and David G. Fuller to be its nominees for election to our board.

On September 13, 2020, the Company and Searchlight entered into an Investment Agreement, pursuant to which the Investor invested an aggregate of $425.0 million in the Company in exchange for 39,338,753 shares of the Company’s common stock and a subordinated note, which was converted into 434,266 shares of Series A Preferred Stock. See Footnote 4 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for a more detailed discussion of this transaction.

The Series A Preferred Stock ranks senior to the common stock and each other class or series of capital stock the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights.

The Investor, as the holder of Series A Preferred Stock has one (1) vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. The Investor does not have the right to vote on matters other than those specified in the Certificate of Designations, which include matters related to declaration of dividends, capital stock authorizations and issuances, certain restricted payments, incurrence of debt, asset sales, transactions with affiliates, and other matters. The Investor has the right to elect two directors, in addition to its director designation rights under the Governance Agreement, for specified breaches, including the failure to pay dividends for a specified period. On November 22, 2022, in connection with certain financing transactions, the Investor entered into a limited waiver of the payment of dividends and, as a result, its right to elect an additional two directors was not triggered in that instance of non-payment of dividends.

Stockholder recommendations for director nominations

As noted above, the corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be timely sent to us, in accordance with the deadlines set forth under the caption “Stockholder Proposals for 2024 Annual Meeting,” either in person or by certified mail, to the attention of the Secretary, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation and must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director, if elected. The corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance committee may, among other things, conduct interviews, obtain additional background information and conduct reference checks of the candidate. The corporate governance committee may also ask the candidate to meet with management and other members of the board.

Communications with directors

Stockholders interested in communicating directly with the board or the independent directors may do so by writing to the Secretary, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938. The Secretary will review all such correspondence and forward to the board or the independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with functions of the board or that he otherwise determines requires their attention. Any director or any independent director may, at any time, review a log of all correspondence received by the Company that is addressed to members of the board or independent directors and request copies of such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the audit committee and handled in accordance with the procedures established by the audit committee with respect to such matters.

Code of Business Conduct and Ethics

The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

•	our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties;

•	our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Consolidated; and

•	our directors, officers and employees should not disclose any of our confidential information or the confidential information of our suppliers, customers or other business partners.

We are also committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the documents that we file with the SEC. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employers to obey the law.

Our board of directors and audit committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. Training on this Code is included in the orientation of new employees and has been provided to existing directors, officers and employees. If it is determined that one of our directors, officers or employees has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. If it is determined that a non-employee (including any contractor, subcontractor or other agent) has violated the Code, we will take appropriate corrective action, which could include severing the contractor, subcontractor or agency relationship.

The audit committee

The audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter, which was last amended on April 30, 2018 and which is available by accessing the investor relations section of our website at http://ir.consolidated.com. The charter of the audit committee specifies that the purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibility for:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s independent auditors.

In carrying out these responsibilities, the audit committee, among other things, supervises the relationship between the Company and its independent auditors including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The audit committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The audit committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on the effective operation of, the Company’s internal control over financial reporting.

The audit committee met five times during fiscal year 2022. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee’s meetings include executive sessions with the Company’s independent auditor and, at least quarterly and at other times as necessary, sessions without the presence of the Company’s management.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2022. The audit committee discussed with Ernst & Young LLP such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee also has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter the audit committee received from the independent auditor as required by Public Accounting Rule 3526 (Communications with Audit Committees Concerning Independence) regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on its review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Maribeth S. Rahe, Chairperson
David G. Fuller
Thomas A. Gerke

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the audit committee charter, all audit, audit-related tax, and non-audit work performed by our independent registered public accounting firm, Ernst & Young LLP, must be submitted to the audit committee for specific approval in advance by the audit committee, including the proposed fees for such work. The audit committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act of 2002 to management.

Principal Accounting Firm Fees

Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2022 and 2021 were as follows:

$ in millions

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2022	$1.9	$-	$0.3	-
2021	$1.9	$0.1	$0.4	-

Audit Fees include fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal years 2022 and 2021, including the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002 and comfort letters.

Audit-Related Fees in 2021, consisted of due diligence services in connection with acquisition and disposition activities.  For 2022, there were no services provided under this category.

Tax Fees include fees billed for professional services rendered by Ernst & Young LLP related to tax consulting and tax compliance services. Tax compliance services for both 2022 and 2021 were approximately $0.1 million. Tax consulting services of approximately $0.2 million and $0.3 million for 2022 and 2021, respectively, included consultations related to the Company’s capital and debt restructuring events and related transaction costs, analysis of ownership change limitations, and consultations related to routine federal and state income tax matters.

For fiscal years 2022 and 2021, there were no other fees. For fiscal years 2022 and 2021, 100% of the Tax Fees disclosed above were approved in reliance on the exceptions to the pre-approval process set forth in 17 CFR 210.2-01(c)(7)(i)(C).

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Our stockholders are being asked to ratify this appointment at the annual meeting. Ernst & Young LLP has served as our auditors since December 31, 2002.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2).

Although ratification of the audit committee’s appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that it would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP, expected to be present at the 2023 annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so.

COMPENSATION COMMITTEE REPORT

This report and the Company’s Compensation Discussion and Analysis was prepared in consultation with the compensation committee’s independent compensation consultant regarding evolving market practices. The compensation committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis as included in this Proxy Statement.

Based upon the review and discussions referred to above, the compensation committee recommended to the board of directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The compensation committee of the board of directors furnishes the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

This report is submitted on behalf of the members of the compensation committee:

MEMBERS OF THE COMPENSATION COMMITTEE

Roger H. Moore, Chairperson
Andrew S. Frey
Maribeth S. Rahe

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement is intended to provide stockholders with information about the compensation awarded to the Company’s named executive officers (NEOs) in 2022 and how it was determined. This information includes a description of the key elements of the Company’s compensation program and the philosophy and rationale behind the compensation committee’s executive compensation decisions. The named executive officers in 2022 are listed in the Summary Compensation Table of this Proxy Statement and below:

C. Robert Udell, Jr., President and Chief Executive Officer

Fred A. Graffam III, Executive Vice President, Chief Financial Officer and Treasurer

Steven L. Childers, our former Chief Financial Officer and Treasurer

Effective December 1, 2022, Mr. Childers ceased serving as our Chief Financial Officer and Treasurer and Mr. Graffam was appointed as our Executive Vice President, Chief Financial Officer and Treasurer on that same day. Mr. Graffam has over 30 years of financial management, operational leadership and accounting experience within the technology and telecom industries at both public and private companies.

Overview of 2022: Events Relevant to Executive Compensation

2022 continued the Company’s evolution from its roots as a rural telephone company to becoming a leading fiber-based broadband company. We established three key priorities for 2022:

●	transform our Company into a leading fiber, broadband and solutions provider;

●	position ourselves to return to revenue growth; and

●	help shape the future culture of the Company, making us an even better place to work, learn and grow.

While 2022 continued to present significant challenges due to supply chain disruptions and inflationary pressures on our business, we delivered solid results in each of our priority areas.

2022 Priorities	Our Achievements
Transform into a leading fiber, broadband and solutions provider

●      We surpassed our goal to upgrade more than 400,000 fiber passings, completing 403,000 fiber upgrades.

●      We achieved net positive consumer broadband adds in 2022 and exceeded our cumulative ready-for-sale fiber cohort penetration targets for the year.

●      We launched Fidium, our consumer fiber broadband offering, in several legacy markets.

●      We improved liquidity and leverage by executing on non-core asset divestitures that have enabled us to enhance investment and upgrades to our network in more strategic fiber markets.

●      We achieved a transactional net promoter score of 52 for our Fidium brand, which significantly outperformed the industry average.

Position ourselves to return to revenue growth

●      We exceeded our 2022 adjusted annual revenue target of $1.188 billion.

●      We achieved over 100% of our 2022 adjusted EBITDA target of $411.8 million. See Appendix A for supplemental disclosure regarding financial reconciliations of Adjusted EBITDA.

●      We achieved Commercial and Carrier Data & Transport revenue of $367.8 million in 2022 (normalized for the sale of our Kansas City assets), representing 99.5% of our adjusted goal, while also improving customer churn year-over-year.

Help shape the future culture of the Company, making us an even better place to work, learn and grow

●      We advanced our employee engagement initiatives, developed new employee survey tools and resources, established benchmarks and demonstrated improvement against KPIs.

●      We expanded our employee engagement task force and formed a new diversity, equity and inclusion (DEI) council in order to pursue greater diversity in the workplace and build upon our practices on diversity, inclusion and fairness.

●      For the second straight year, we were named a “Best-in-Class Employer” by Gallagher in recognition of our efforts to optimize employee and organizational wellbeing.

Our 2022 performance in these priority areas, along with other 2022 accomplishments, have positioned us to continue our transformation into a leading fiber broadband solution provider, and put the Company on a path to growth.

Key 2022 Compensation Decisions

We value our stockholders’ perspectives on our executive compensation programs. In 2022, over 92% of our stockholders who voted on the proposal approved our executive compensation program, as indicated by our say-on-pay results. We believe this demonstrated stockholders’ positive views of our executive compensation philosophy, pay structure and compensation related decisions.

The following compensation decisions were made by our committee with respect to our named executive officers’ compensation for 2022:

●	The compensation committee approved a salary increase of 5.0% for Mr. Udell in 2022. Mr. Childers’ base salary remained unchanged in 2022 following a significant base salary increase the previous year which transitioned Mr. Childers’ cash compensation closer to a competitive market position.

●	The compensation committee approved a new hire compensation package for Mr. Graffam in connection with his appointment that included a base salary of $500,000 and an annual short-term incentive (STI) bonus opportunity equal to 100% of his base salary. Mr. Graffam also received a new hire equity inducement award consistent with grants to our other named executive officers of (i) 103,306 shares of restricted stock with a target value of $500,000, which vests at a rate equal to 25% per year beginning December 5, 2022, and (ii) 113,636 shares of performance stock with a target value of $550,000 which may be earned based on the Company’s performance over a three-year performance period from January 1, 2022 - December 31, 2024.

●	We continued to modify our annual and long-term incentive (LTI) program performance measures to further align with our strategic business priorities, and create less overlap in our annual and long-term performance goals.

●	We adopted a three-year performance period for the performance-based equity grants awarded to our NEOs.

●	No changes were made to our named executive officers’ annual incentive targets, and payouts of 64.13% of target were paid to our named executive officers following approval by the compensation committee of our 2022 performance.

●	In March, the following equity grants were made to Messrs. Udell and Childers:

●	Time-vested restricted shares with a target value of $1,559,740 and $400,000 to Messrs. Udell and Childers, respectively.

●	Performance stock awards with a target value of $1,715,714 and $440,000 to Messrs. Udell and Childers, respectively. Mr. Udell’s performance stock award will be measured against a “homes passed” goal (i.e., the number of residential and commercial premises to which we have the capability to connect fiber services) and a broadband revenue growth target (composed of fiber-only revenue, including data and transport revenue) and earned following the three-year performance period which ends December 31, 2024 and is subject to adjustment based on our total shareholder return (TSR) relative to peers over the same performance period. Mr. Childers’ performance stock award was forfeited upon his separation from the Company on December 31, 2022.

●	In January 2023, the number of restricted shares earned by Mr. Udell from a 2020 performance share award was increased by 25% based on the Company’s TSR from January 1, 2020 – December 31, 2022 which was at the 75th percentile of the peer group. This resulted in an additional issuance of 45,002 restricted shares. The additional issuance was awarded effective January 19, 2023 upon the approval of the TSR adjustment by our compensation committee. There was no adjustment for Mr. Childers’ award as he had separated employment prior to measurement and vesting of his 2020 performance share award.

Executive Compensation Objectives

The compensation committee intends that each key element of our total compensation plan serves specific purposes that help satisfy the objectives of the Company’s executive compensation program while holding our named executive officers accountable for achieving key financial and operational goals. The compensation committee also remains focused on retaining and motivating senior leaders in the Company. The following tables detail the primary overall objectives of our executive pay program, and how those objectives are achieved through the program’s design.

Compensation Plan Objective	How our Compensation Plan Aligns with our Objective
Provide incentives to Company executives to maximize stockholder return

As a part of our long-term equity-based incentive program, the compensation committee uses both time-based and performance-based stock awards in an effort to align the interests of the Company’s executives with stockholders.

By granting a combination of restricted shares that vest based on continued service and performance shares that are earned based on Company performance, executives are encouraged to make decisions that maximize stockholder value. The ultimate value of these awards varies with the performance of the Company’s stock price and thus fortifies the alignment between the executives and stockholders. Performance shares are used to incentivize our executives to pursue the strategic goals of the Company based on the achievement of specified operational performance metrics. Performance shares granted to our named executive officers are earned and vest over a three-year performance period to ensure alignment with long-term goals. These awards are also further increased or decreased by up to 25% based on our total stockholder return (TSR) over the same three-year period. This metric motivates our senior management to maximize the Company’s return and serves as a proxy for our stockholders to compare the Company’s long-term performance to our peers.

In addition to equity-based incentives, the compensation committee bases an executive’s annual cash bonus on the attainment of key corporate performance metrics and objectives, which encourages the executives to increase the long-term value of the Company.

Enable the Company to attract and retain talented, results-oriented executives

An important objective of our executive compensation program is to attract and retain the executive talent needed to successfully lead and manage our operations. In support of this objective, the compensation committee strives to set executive pay levels that are competitive with the median of telecommunications peers and generally consistent with broader industry practices. The Company commissions regular assessments of market pay practices which are completed by the compensation committee’s independent compensation consultant, WTW, to assess our competitive market position. These analyses serve as an important input in helping the Company ensure its compensation programs are competitive within its industry.

In addition to providing competitive pay opportunities, we utilize annual grants of Company stock as a key retention tool in our executive pay program, as described above.

These awards allow us to recruit talented professionals and create an incentive for named executive officers and other senior leaders to remain employed with the Company.

Reward the management team for achieving key financial and operational objectives, which will promote the long-term viability and success of the business (pay for performance)

The Company’s annual cash bonus plan ties the level of achievement of the Company’s annual financial and operational performance goals to the amount of incentive compensation that we pay to each of our executives each year.

In addition, the Company makes annual long-term incentive awards in the form of performance shares as described above. These awards are earned based on the Company’s achievement of long-term financial and operational performance goals. As a result, a significant portion of each executive’s total compensation is dependent on the degree to which performance goals are achieved. This provides an incentive for the Company’s executives to increase performance with respect to these measures, and in turn increase stockholder value. The compensation committee believes that incentivizing our executives to achieve key performance goals will drive results that will enhance stockholder value.

A foundation of the Company’s executive compensation program is providing a mix of compensation that includes substantial “at risk” pay for named executive officers, to be earned based on their achievement of performance objectives. As shown below, 86% of the target total direct compensation for Mr. Udell is “at risk” based on performance and 73% of the target total direct compensation for Mr. Childers was “at risk.” The target total direct compensation for Messrs. Udell and Childers includes 2022 base salaries, 2022 target short-term incentive opportunities and target 2022 long-term incentive award values as approved by the compensation committee. In the charts below, we have shown Mr. Childers’s target total direct compensation instead of Mr. Graffam because Mr. Childers served as our Chief Financial Officer for most of 2022 (from January 1, 2022 through December 1, 2022).

Processes and Procedures for the Consideration and Determination of Executive Compensation

The board of directors annually establishes and approves the operating and performance goals for the Company, and the compensation committee determines the appropriate criteria for linking compensation of the named executive officers to performance related to these goals, including the establishment of:

●	base salary amounts for the Company’s executive officers;

●	an annual cash bonus plan for the Company’s executive officers;

●	long-term equity-based incentive compensation and all policies related to the issuance of restricted shares and performance shares by the Company; and

●	annual and multi-year performance goals under the Company’s long-term equity-based incentive plan.

When making annual compensation decisions, our compensation committee considers peer group pay levels, overall Company performance, the performance of executives, budget constraints, and its long-term goal of providing our executives with overall compensation opportunities that approximate the median of the Company’s peer group, to bring their compensation opportunity in line with competitors.

Each year, our independent compensation consultant updates a peer group analysis that our compensation committee uses to compare our executives’ compensation opportunities to market. Along with its annual performance review, the compensation committee considers this analysis and other objectives to approve base salary, target STI and LTI awards for the CEO, the CFO and other key senior managers. This same process was used when the compensation committee determined Mr. Graffam’s new hire compensation package.

The compensation committee’s assessment included an evaluation of year-over-year increases in base salary, target STI and LTI compensation, and total compensation levels and a comparison of those compensation levels against benchmark positions in the Company’s peer group. As part of this assessment, the compensation committee reviewed the performance of the CEO and discussed with the CEO the performance of the CFO and the CEO’s recommendations for adjustments to the CFO’s compensation. On an annual basis, the compensation committee reviews the relevance of the Company’s performance benchmarks for alignment with our long-term strategic plan.

Role of Executive Officers, Management and Independent Compensation Consultant

The compensation committee, with the input of the full board of directors, conducts an annual review of the CEO’s performance and typically evaluates and approves CEO compensation during an executive session of the board. The compensation committee, also with the input of the full board of directors, evaluates and approves compensation for the CFO and other key members of senior management based on the CEO’s evaluation of performance and recommendations, as well as the peer group analysis.

Please see the caption “Corporate Governance and Board Committees – Role of Independent Compensation Consultant” on page 22 for an explanation of the role of the compensation committee’s outside consultant, WTW.

Peer Group and Market Data

In September 2021, the compensation committee engaged WTW to update its peer group analysis for our executive compensation program. This review was performed in order to update our peer set based on certain changes among the peer organizations included in the historical pay analyses and to ensure that our peer group continued to appropriately represent the Company’s scope and scale of operations. Based on this evaluation, we established a new peer group for 2022 for comparative purposes, which included companies that operate in the integrated communications, wireless telecommunications, communications equipment and broadcasting and cable television industries. Using compensation data from 2022, this peer group had annual revenues from $267 million to $5.41 billion, with a median revenue of approximately $1.35 billion, as listed below.

● Akamai Technologies, Inc.	● j2 Global, Inc.
● ATN International, Inc.	● Shenandoah Telecommunications Company
● Cable One, Inc.	● Telephone and Data Systems, Inc.
● Cogent Communications Holdings, Inc. ● IDT Corporation ● Iridium Communications Inc.	● United States Cellular Corporation ● Vonage Holdings Corp. ● WideOpenWest, Inc.

This new peer group was used as the basis for a competitive market assessment of our executive compensation for consideration in making adjustments to 2022 compensation.

Elements of Executive Compensation for 2022

The key elements of the 2022 executive compensation program for our named executive officers were:

●	annual base salary;

●	an opportunity to earn annual cash bonuses directly linked to achievement of certain of the Company’s annual financial and operational performance goals; and

●	equity compensation consisting of a grant of time-vesting restricted shares and a grant of performance shares that are earned and vest based on achievement of financial (broadband revenue growth) and operational (homes passed) performance goals, as adjusted based on the Company’s total stockholder return relative to peers.

The Company also provides severance and change-in-control benefits, as well as a limited number of perquisites and other personal benefits to its executive officers.

Annual Base Salaries for 2022

We pay our named executive officers an annual base salary, which the compensation committee believes provides financial stability and recognizes an individual’s contributions to and responsibilities with the Company.

In its annual review of the salaries of Messrs. Udell and Childers for 2022, the compensation committee considered:

●	the market position of the Company’s executive compensation program relative to its peer group and the compensation committee’s desire to continue to transition the compensation of our named executive officers to competitive levels over a multi-year period;

●	the Company’s achievement of its performance goals for the previous year;

●	performance of the executive during the previous year, including that individual’s contribution to the Company’s attainment of its pre-established performance goals; and

●	salary levels of comparable positions in the Company’s peer group.

After reviewing these factors, the compensation committee approved base salaries for our named executive officers, as shown below. Mr. Udell received an increase in base salary of 5.0%. Mr. Childers’ base salary was unchanged following a significant base salary increase the previous year which transitioned Mr. Childers’ cash compensation closer to a competitive market position. The compensation committee also assessed the market position of the Company’s executive compensation program relative to its peer group and the committee’s desire to offer compensation approximating the peer group median as part of its assessment of the new hire compensation package awarded to Mr. Graffam.

	2021 Base Salary	2022 Base Salary	% Increase
C. Robert Udell, Jr.	$612,000	$642,600	5.0%
Fred A. Graffam III	n/a	$500,000	n/a
Steven L. Childers	$400,000	$400,000	0%

Annual Short-Term Incentive Bonus for 2022

The Company also maintains an annual STI cash bonus plan designed to reward achievement of annual Company performance goals. The compensation committee believes that consistent attainment of these goals is critical to the Company’s success. In 2022, Mr. Udell and Mr. Childers were eligible to participate in the bonus plan, which provided them with the opportunity to earn a cash bonus payment. The payment was measured as a percentage of their base salary and was based on the achievement of criteria established by the compensation committee.

For 2022, the compensation committee established the bonus targets for each named executive officer, as a percentage of 2022 salary level, based on its assessment of the appropriate balance and mix between base salary and STI bonus in determining the total cash to be paid to each executive. The bonus payout targets for 2022 as a percentage of salary were increased from 107% to 120% for Mr. Udell and remained unchanged at 73% for Mr. Childers. For Mr. Graffam, the compensation committee approved a STI bonus payout target of 100% of base salary, with Mr. Graffam entitled to receive a pro-rated STI cash bonus at target in 2022, under the terms of his offer letter, based on his start date of December 1, 2022. The compensation committee used these targets because achieving payouts at those levels would result in an annual bonus payout that supported the compensation committee’s objective to continue to transition to or establish total compensation at roughly the 50th percentile of cash and total direct compensation paid to executives in comparable positions in the peer group.

Pursuant to the 2022 bonus plan, the compensation committee established a performance award formula which linked payouts to the weighted average achievement across the performance metrics it established. Target payout would be made if the performance metrics were attained between a target range of 97.6% to 102.5% (the “Target Range”). The payout was capped at a maximum of 120% of the target level if the goals were attained at the 120% level or higher. Payout would be zero if the performance goals were attained below the 80% level. Performance achievement (i) above 80.0%, but below the Target Range, and (ii) above the Target Range up to 120%, would result in a payout according to a straight-line linear calculation as reflected on the following payout curve:

2022 STI Payout Curve

In February 2022, the compensation committee approved the following STI performance metrics for Mr. Udell and Mr. Childers:

●	broadband net adds, with positive net adds by Q4;

●	net promoter scores (NPS) for Fidium and Consolidated (CCI), with no quarter below industry averages;

●	total revenue;

●	adjusted EBITDA; and

●	other operating goals.

These goals were based in part on the “value creation plan” (VCP) originally developed by management in 2020 which focused on key long-term and short-term strategic business priorities established in connection with our Fiber-to-the-Premises (FttP) build plan. Incorporating STI metrics resulted in less overlap in our annual and long-term performance goals.

The table below details the specific performance targets established for each of the 2022 performance measures, the weighting of each measure in determining incentive payouts, our actual 2022 performance, and the resulting payout of 64.13%, as a percentage of target under our plan.

Measure	Target	Actual	Attainment	Measure Weighting	Weighted Attainment	Payout (% of Target)
Broadband net adds, with positive net adds by Q4	50,000	40,075	90.08%	20%	18.02%
Net promoter scores (NPS) for Fidium and Consolidated (CCI), with no quarter below industry averages	Fidium – > 50 CCI - > 23	Fidium – 52 CCI - 14	91.22%	20%	18.24%
Total revenue	$1,188 million	$1,191.3 million	100.27%	20%	20.05%
Adjusted EBITDA(1)	$411.8 million	$413.6 million	100.43%	20%	20.09%
Other financial and operating goals	See below	74.1%	74.1%	20%	14.82%
Total				100%	91.22%	64.13%

(1) For purposes of the 2022 STI cash bonus plan, adjusted EBITDA is a non-GAAP measure further described in Appendix A - Supplemental Disclosure Regarding Non-GAAP Information.

The compensation committee established annual performance targets for adjusted EBITDA and total revenue in 2022 that represented performance goals that would incentivize management and drive improved financial performance. The 2022 targets were set to establish realistic performance goals reflecting the ongoing transformation of the Company from a rural telephone company to a fiber-based broadband service provider and recognizing that we remain in the early stages of our fiber build plan. In setting these targets, the committee also considered the continued financial and operating challenges facing our sector, as well as the impact of external events such as supply chain disruptions and inflationary pressures on our business.

In light of these factors, the performance target for revenue and adjusted EBITDA was lower in 2022 compared to our 2021 target. The reduced targets reflected ongoing competitive pressures and other challenges to our business, including continued erosion of video and voice revenue and a decline in subsidy revenue primarily reflecting the step down in Connect America Fund (CAF) II subsidies and transition to the Rural Digital Opportunity Fund (RDOF). Revenue and adjusted EBITDA targets were also reduced as a result of the impact of the planned sale of our Ohio business which closed in January 2022.

With respect to our 2022 revenue target, the performance target was modestly lower than both the 2021 revenue target and 2021 actual revenue (the 2022 target was reduced by approximately 0.08% in both cases). Importantly, our VCP and growth plan emphasize the measurement of revenue performance by focusing on improvements in the growth of broadband & data revenue and transport revenue or what we refer to as “growth revenue.” Because our legacy copper and voice revenues are expected to continue to decline as we transition to fiber and new technologies, our strategic plan focuses on commercial and carrier growth revenue as a valuable measurement of our ability to expand fiber broadband in our markets. In 2022, we established an adjusted broadband & data and transport revenue target of $367.9 million, an increase over actual growth revenue in 2021. We achieved 99.5% of our actual 2022 broadband & data and transport revenue target last year.

Similarly, our 2022 adjusted EBITDA target was reduced year-over-year compared to our 2021 adjusted EBITDA target and 2021 actual adjusted EBITDA results. As with growth revenue relative to total revenue, we focus on adjusted EBITDA margins as a key metric that measures our ability to control operating expenses relative to revenue. We generally establish adjusted EBITDA performance targets with the goal of maintaining adjusted EBITDA margins between 35% and 40% and, in 2022, we achieved an approximate adjusted EBITDA margin of 35% despite industry and sector challenges.

Other financial and operating goals. In addition to the specific financial and operational metrics based on our VCP and Company goals, the committee approved five equally weighted additional financial and operating goals. The following table lists these goals and our achievements during 2022. For both named executive officers, an attainment level of 74.1% was approved with respect to these other financial and operating goals for 2022.

Financial and Operating Goals	2022 Achievements
Build 400,000 fiber passings in 2022	● Built 403,000 fiber passings while maintaining target cost-per-passing and reducing error rate on serviceable addresses.
Achieve combined 2022 Commercial & Carrier Data Transport revenue goal of $367.9 million	● Achieved 99.5% of 2022 target. ● Improved aggregate commercial, carrier and SMB churn year-over-year.
Achieve cost per gross add target	● Met our FttP cost per gross add target. ● Achieved 50% or more consumer orders placed through the digital sales channel. ● Launched the Fidium brand in legacy markets.
Deploy rally plan and drive sales penetration in key Fidium markets	● Deployed extensive rally plan in Fidium markets, and exceeded our cumulative ready-for-sale fiber cohort penetration targets for the year.
Advance employee engagement and culture

●      Identified and implemented a new employee engagement survey tool. Created benchmarking for eNPS and demonstrated improvement against internal KPIs.

●      Expanded our Employee Task Force and launched our Diversity, Equity and Inclusion (DEI) Council.

●      Identified a DEI roadmap and established goals.

●      Refreshed the Employee Advisory Council and conducted bi-monthly meetings.

●      Implemented new survey tools for our employees to become brand ambassadors.

●      Published our 2022 ESG Report.

Based on our 2022 performance and the structure of our annual incentive plan, the following annual incentive payouts were approved for our named executive officers.

Executive	Target Annual Incentive	Actual Annual Incentive
C. Robert Udell, Jr.	$771,120	$494,519
Fred A. Graffam III(1)	$500,000	$42,466
Steven L. Childers(2)	$292,000	$292,000

(1) Mr. Graffam received a pro-rated portion of his 2022 target annual incentive bonus based on approximately one month of employment in 2022, pursuant to the terms of his offer letter.

(2) Mr. Childers received 100% of his 2022 target annual incentive bonus at separation based on the terms of his Employment Security Agreement with the Company.

Long-Term, Equity-Based Incentives for 2022

The Company maintains the stockholder approved LTIP that provides for grants of stock options, stock, stock units and stock appreciation rights and for the adoption of one or more cash incentive programs. The Company’s non-employee directors and certain employees, including named executive officers, are eligible for grants under the LTIP. The principal purposes of the LTIP are to:

●	provide named executive officers with incentives to maximize stockholder return and contribute to the Company’s long-term success; and

●	enable the Company to attract, retain and reward the best available individuals for positions of responsibility.

The compensation committee administers the LTIP, approving the type of awards granted, award provisions, grant timing and award sizes.

Each year, the compensation committee determines the economic value of target annualized long-term incentive compensation awards for each executive eligible to participate. Under the multi-year pay transition strategy approved in 2017, the goal of the compensation committee was to establish targets in approximately the 50th percentile of the peer group. While this strategy was paused in relation to Mr. Udell in 2020, the compensation committee increased LTI compensation in 2021 and again in 2022 in an effort to resume moving toward median peer group levels. For 2022, the committee approved target LTI grant values of $3,119,480 for Mr. Udell and $800,000 for Mr. Childers. This represented an approximate 8.5% increase to the target LTI grant value for Mr. Udell approved by the compensation committee in 2021. For Mr. Childers, his target LTI grant value was unchanged year-over-year following a significant increase in grant value in 2020.

Annual Time-Based Restricted Stock Grants

In March 2022, the compensation committee approved grants of time-based restricted shares to Mr. Udell and Mr. Childers representing approximately 50% of their target annual LTI award value. These awards vest ratably over approximately four years based on continued service. Effective December 1, 2022, the compensation committee approved a new hire inducement grant of time-based restricted shares to Mr. Graffam on the same terms; 25% of Mr. Graffam’s award vested on December 5, 2022, consistent with the vesting schedule for 2022 restricted stock awards made to our other named executive officers.

The table below shows the target value allocated to restricted shares, the number of shares granted to each of Mr. Udell, Mr. Childers and Mr. Graffam, and the grant date fair value of the awards. For Mr. Udell and Mr. Childers, the fair value of the shares is based on a stock price of $4.71 per share as of the March 7, 2022 grant date. For Mr. Graffam, the fair value of the shares is based on a stock price of $4.59 per share as of the December 1, 2022 grant date. The number of shares granted was determined by converting the target LTI value into shares of stock at a price of $7.06 per share for Messrs. Udell and Childers and $4.84 per share for Mr. Graffam, reflecting the twenty-day average closing price of our stock as of two trading days before the applicable grant date. We use this methodology to ensure that price movement on the date the awards are granted do not positively or negatively impact the number of shares granted:

Name	2022 Time-Based Annual Grant Value	2022 Time-Based Restricted Shares Granted	Fair Value of Restricted Shares as of the Date of Grant
C. Robert Udell, Jr.	$1,559,740	220,926	$1,040,562
Fred A. Graffam III	$500,000	103,306	$474,175
Steven L. Childers	$400,000	56,657	$266,855

Annual Performance Share Grants

The compensation committee also approved grants of performance share awards for Mr. Udell and Mr. Childers in March 2022 based on approximately 50% of the target annual LTI value. Because of the inherent risk associated with achieving the performance targets, the compensation committee included a 10% increase to the target value used to determine the number of performance shares granted to account for performance risk. Similar to the restricted stock awards, the number of performance-based shares to be awarded at target was determined by converting the assigned target performance share values into shares using the 20-day average closing price of our stock as of two trading days before the grant date. Effective December 1, 2022, the compensation committee approved a new hire inducement grant of performance shares to Mr. Graffam on the same terms.

The performance share awards entitle the named executive officers to earn shares depending on the level of attainment relative to the performance goals over the three-year performance period (January 1, 2022 – December 31, 2024). Attainment of the goals at the target level results in the target number of performance shares being earned, and performance above or below the target levels result in an increase or decrease in the number of performance shares being earned. The earned performance share awards then remain subject to adjustment based on our total shareholder return relative to our peer group over the same performance period.

These goals were based on objectives we established under a multi-year performance plan and were created in order to better align our strategic goals with key value drivers for our business. By establishing separate LTI metrics, we mitigated direct overlap with our STI performance metrics and we set goals that were more aligned with the long-term objectives established under the VCP. We believe that measuring achievement over a multi-year performance period further aligns our named executive officers’ interests in the long-term value creation goals established by our board. Failure to meet the three-year performance criteria goals will result in all or a portion of the performance share awards for our named executive officers not being earned. Performance targets and results are subject to normalization to reflect asset sales and other customary adjustments.

In 2022, our compensation committee approved the following performance criteria and LTI payout curve below:

Metric	Weighting	3 Year Performance Target
Homes passed	50%	62%
Broadband revenue growth (includes data and transport and broadband fiber)	50%	9.3%

The number of performance shares earned based on our performance remain subject to adjustment based on our total shareholder return over the period from January 1, 2022 – December 31, 2024 relative to the following peer group companies:

● Akamai Technologies, Inc.	● j2 Global, Inc.
● ATN International, Inc.	● Shenandoah Telecommunications Company
● Cable One, Inc.	● Telephone and Data Systems, Inc.
● Cogent Communications Holdings, Inc. ● IDT Corporation ● Iridium Communications Inc.	● United States Cellular Corporation ● Vonage Holdings Corp. ● WideOpenWest, Inc.

The performance shares will be increased or decreased by up to 25% based on our relative total shareholder return, according to the following scale:

Relative TSR	Performance Share Adjustment
75th Percentile	+ 25%
50th Percentile	No Adjustment
25th Percentile	-25%

If our relative performance is between any of the defined percentile ranks, the adjustment factor will be linearly interpolated. Moreover, if our total shareholder return for the three-year period is negative, no upward adjustment in the number of performance shares will be made.

The table below shows the target value allocated to performance shares, the number of shares granted to each of Mr. Udell, Mr. Childers and Mr. Graffam, and the grant date fair value of the awards. For Mr. Udell and Mr. Childers, the fair value of the shares is based on a stock price of $4.71 per share as of the March 7, 2022 grant date. For Mr. Graffam, the fair value of the shares is based on a stock price of $4.59 per share as of the December 1, 2022 grant date. The number of shares granted was determined by converting the target LTI value into shares of stock at a price of $7.06 per share for Messrs. Udell and Childers and $4.84 per share for Mr. Graffam, reflecting the twenty-day average closing price of our stock as of two trading days before the applicable grant date. We use this methodology to ensure that price movement on the date the awards are granted do not positively or negatively impact the number of shares granted:

Name	2022 Performance-Based Annual Grant Value	2022 Performance Shares Granted	Fair Value of Performance Shares as of the Date of Grant
C. Robert Udell, Jr.	$1,715,714	243,019	$1,144,619
Fred A. Graffam III	$550,000	113,636	$521,589
Steven L. Childers	$440,000	62,323	$293,541

2020 Performance Share Award

In March 2020, Messrs. Udell and Childers were awarded, respectively, 179,184 and 86,538 performance shares, for which achievement was measured based on the Company’s performance in 2020. Following the end of the annual measurement period for those shares, the compensation committee approved the award of restricted stock grants of 180,008 shares to Mr. Udell and 86,936 shares to Mr. Childers as a result of the attainment of the 2020 performance metrics at 100.46% of target levels. These metrics included adjusted EBITDA, net leverage, total revenue and certain financial and operational MBO goals. These restricted shares remained subject to a three-year vesting period through the end of December 31, 2022 and were also subject to a total shareholder return adjustment of up to 25% based on the Company’s total shareholder return over the period from January 1, 2020 through December 31, 2022, relative to the total shareholder return of the then-current group of peer companies. At the end of 2022, we commissioned an actuarial consultant to calculate the Company’s shareholder return performance against the Company’s 2020 proxy peer group. That calculation yielded a total shareholder return performance for the Company of 5.3%, which resulted in a realized return at the 75th percentile of the peer group and an increase of 25% to the number of shares of restricted stock earned by Messrs. Udell and Childers. Following this adjustment, 45,002 additional shares of restricted stock vested and were issued to Mr. Udell on January 19, 2023. There was no adjustment for Mr. Childers’ award as he had separated employment prior to measurement and vesting of his 2020 performance share award.

Stock Ownership Guidelines for Named Executive Officers

We believe that our named executive officers should have a significant financial stake in the Company to ensure their interests are further aligned with those of our stockholders. To that end, the compensation committee has adopted stock ownership guidelines for certain executive officers covered under the guidelines, including our named executive officers. Under the guidelines, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salary. In determining whether a covered executive has met the applicable ownership requirement, we include:

●	shares owned outright by covered executives, including direct ownership of shares as a registered or beneficial holder and ownership of shares in a manner that would be treated as indirect ownership pursuant to Section 16 of the Securities Exchange Act of 1934 (including, without limitation, shares held in retirement savings accounts), so long as the shares are accessible by the covered executive; and

●	the after-tax value of any vested or unvested restricted stock awards.

These forms of ownership are collectively referred to below as the “Covered Shares.”

Our stock ownership guidelines provide that until a covered executive satisfies the applicable ownership requirement, he or she is required to retain a specified percentage of any Covered Shares awarded to the executive until such time as a certain ownership percentage (expressed as a multiple of base salary) is achieved. The types of covered executives and their required ownership levels and retention percentages are as follows:

Covered Executives	Ownership Requirement	Retention Percentage
Chief Executive Officer	5x Annual Base Salary	50%
Other Named Executive Officers (NEOs) as Designated by CEO	3x Annual Base Salary	50%

The stock ownership guidelines took effect January 1, 2018 and require each non-employee director and each named executive officer to satisfy his or her guideline level within five years of the effective date of the program. As of December 31, 2022, Mr. Udell satisfies the ownership requirement and Mr. Graffam is within the five-year ramp period for compliance.

All Other Compensation

As part of our executive compensation program, the Company may from time-to-time provide its executives some or all of the following other benefits:

●	expenses paid for business-related meals and travel for spouses (if applicable and only when the executive is required to attend Company functions);

●	tax reimbursement for taxes associated with business-related travel for spouses, if applicable and only when the executive is required to attend Company functions; and

●	Company matching contributions to its 401(k) plan.

In 2022, we also agreed to reimburse Mr. Graffam for certain expenses associated with his relocation to the Conroe, Texas area. Where applicable, the “All Other Compensation” column of the Summary Compensation Table on page 44 shows the aggregate amounts of such compensation paid to each of the named executive officers.

Employment Security Agreements

The Company maintains Employment Security Agreements (“ESAs”) with each of our named executive officers as well as certain other executives. These agreements provide benefits upon certain terminations of employment following a change in control of the Company, as well as in the event of certain termination of employment that are not in connection with a change in control. Please see the caption “Potential Payments upon Termination or Change in Control of the Company — Employment Security Agreements” below for an explanation of the terms of the ESAs.

The Company believes that the protections afforded by the ESAs, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining its top executives to promote leadership stability, and are in line with market practice. Our compensation committee and board believe that the agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also benefits from certain restrictive covenants, including non-competition covenants, contained in these agreements.

In 2022, we entered into a separation agreement with Mr. Childers in connection with his termination without cause from the company. The terms of his separation are described later in this proxy statement under the heading “Employment Security Agreements”.

Incentive Compensation Recoupment Policy

The Company maintains an incentive compensation recoupment, or “clawback,” policy that applies to all named executive officers and other persons designated by the board of directors as being subject to the policy (the “covered persons”). The policy provides that, in the event of a restatement of the financial statements of the Company necessary to reflect the correction of one or more errors that are material to those financial statements, the board of directors may seek recoupment from the following sources of incentive compensation: (i) cash incentive compensation and (ii) equity-based compensation. The board of directors may recoup similar incentive compensation under any Company plan, arrangement or agreement, whether existing currently or in the future. The policy requires that the board of directors has the sole discretion to decide whether or not to recoup incentive compensation received by a covered person (which would include any equity granted or settled) and the amount of such recoupment. The board of directors, at a minimum, seek to recoup all incentive compensation received by any covered person (which would include any equity granted or settled) during the three completed fiscal years and the current partial year preceding the date on which the Company is required to prepare the restatement that is in excess of the incentive compensation that would have been paid to the covered person under the restatement. Any such recoupment would apply to all covered persons, regardless of whether the covered person was involved in the restatement. The Company is monitoring planned updates to the Nasdaq listing standards on this topic and expects to review the clawback policy in 2023 to determine whether any changes may be necessary to satisfy these requirements when effective.

Anti-Hedging and Derivative Securities

The Company’s insider trading policy and anti-hedging practices prohibit our named executive officers, directors and employees on the Company’s restricted trading list from purchasing or selling derivative securities relating to our stock. Officers, directors and employees on the Company’s restricted trading list are also prohibited from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts involving the Company’s securities. Directors and executive officers may not pledge the Company’s securities under any circumstances and in particular may not purchase Company securities on margin.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by public companies to certain covered employees to $1 million. While tax deductibility may be taken into consideration by the compensation committee as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists information regarding the compensation for the years ended December 31, 2022, 2021, and 2020, of our President & CEO, current CFO and former CFO, to whom we refer, collectively, as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
C. Robert Udell, Jr.	2022	$642,600	$0		$2,209,482		$494,519	$18,948	(2)	$3,365,550
President & Chief	2021	$612,000	$0		$3,453,056		$588,439	$18,048		$4,671,543
Executive Officer	2020	$600,000	$0		$2,158,512		$644,953	$17,748		$3,421,213

Fred A. Graffam III(3)	2022	$41,667	$392,466		$993,491		$0	$1,181		$1,428,805	(4)
Chief Financial
Officer & Treasurer

Steven L. Childers(5)	2022	$400,000	$292,000	(6)	$566,628	(7)	$0	$1,057,959	(8)	$2,316,587
Former Chief	2021	$400,000	$0		$1,363,350		$262,391	$18,000		$2,043,741
Financial Officer & Treasurer	2020	$350,000	$100,000		$1,042,469		$256,675	$18,348		$1,767,492

1.	The amounts in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the restricted stock granted in 2022, 2021, and 2020 and the target number of performance shares awarded in 2022, 2021, and 2020 based upon the probable outcome of the performance conditions. Performance shares remain subject to a relative total stockholder return (TSR) modifier over a three-year performance period following grant, which may increase or decrease the number of shares actually awarded by up to 25%. Also, see Footnote 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions made by the Company in the valuation of these awards. The fair value of each performance share award using the closing price of our common stock on the grant date and assuming the maximum level of performance, which includes an increase of 25% for TSR, is $2,146,162, $977,980 and $550,390 for Messrs. Udell, Graffam and Childers, respectively.

2.	This amount includes $18,300 of matching contributions made in 2022 under the Company’s 401(k) Plan on behalf of Mr. Udell. Mr. Udell also received reimbursement of $648 for the discount he earned on his premium share for the Company’s Health Program as part of his participation in the Company’s Wellness program.

3.	Mr. Graffam was hired as our Executive Vice President, Chief Financial Officer & Treasurer on December 1, 2022.

4.	Total amount for Mr. Graffam includes (i) a pro-rated base salary reflecting the portion of 2022 during which he was employed with the Company, (ii) a cash signing bonus of $350,000, (iii) a pro-rated 2022 bonus payment of $42,466 paid in accordance with the terms of his offer letter, (iv) inducement restricted stock and performance share inducement awards valued at $993,491, (v) matching contributions of $1,154 made in 2022 under the Company’s 401(k) Plan on his behalf, and (vi) reimbursement of $27 for the discount he earned on his premium share for the Company’s Health Program as part of his participation in the Company’s Wellness program. Mr. Graffam did not receive any reimbursement in 2022 for relocation expenses, but is entitled to be reimbursed for such costs in connection with his employment.

5.	Mr. Childers ceased to serve as our Chief Financial Officer & Treasurer as of December 1, 2022. He continued to provide transition services to Mr. Graffam and the Company as a Senior Advisor of the Company through December 31, 2022.

6.	Mr. Childers received 100% of his 2022 target annual incentive bonus at separation based on the terms of his ESA with the Company.

7.	The grant date fair value of Mr. Childers’ stock awards includes the fair value of 28,327 shares of restricted stock and 62,323 performance shares awarded in 2022, all of which were forfeited without consideration on December 31, 2022.

8.	This amount includes (i) $1.038 million in severance payments made to Mr. Childers in January 2023 following his separation of employment from the Company, (ii) matching contributions of $18,300 made in 2022 under the Company’s 401(k) Plan on behalf of Mr. Childers, (iii) reimbursement for business use of his personal mobile phone ($600); and (iv) $1,059 in the estimated value of health insurance and continuation benefits under his severance agreements. Refer to the section titled “Payments and Benefits Made to Mr. Childers Upon Termination” for further detail related to Mr. Childers’ severance payments and benefits.

2022 Grants of Plan-Based Awards

This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards and (2) equity incentive plan awards granted in 2022.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)	Units(3)	Awards($)(4)
C. Robert Udell, Jr.		$0	$771,120	$925,344
	3/7/22				0	243,019	364,529		$1,168,921
	3/7/22							220,926	$1,040,561

Fred A. Graffam, III		-	-	-
	12/1/22				0	113,636	170,454		$519,317
	12/1/22							103,306	$474,175

Steven L. Childers		$0	$292,000	$350,400
	3/7/22				0	62,323	93,485		$299,774
	3/7/22							56,657	$266,854

1.	Payouts under the STI bonus plan were based on performance in 2022. The performance metrics were set in February 2022, as described in the Compensation Discussion and Analysis section under the caption “Annual Short-Term Incentive Bonus for 2022.” The amounts actually paid under the bonus plan for 2022 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Pursuant to the bonus plan for 2022, the compensation committee established a performance award formula which linked the payouts to the weighted average achievement across the STI goals it had established. Target payout would be made if the performance goals were attained between a target range of 97.6% to 102.5% (the “Target Range”). The payout was capped at a maximum of 120% of the target level if the goals were attained at the 120% level or higher. Payout would be zero if the performance goals were attained below the 80% level. Performance achievement (i) above 80.0%, but below the Target Range; and (ii) above the Target Range up to 120%, would result in a payout determined based on linear interpolation. Mr. Graffam received a guaranteed pro-rated bonus for 2022 pursuant to the terms of his offer letter.

2.	These columns show the threshold, target and maximum number of shares that could be awarded following the three-year performance period ending December 31, 2024 pursuant to a performance share award granted in March 2022 (for Messrs. Udell and Childers) and December 2022 (for Mr. Graffam). Pursuant to the LTIP, the compensation committee awarded performance shares in 2022 to executives, which reflected the target number of shares to be granted if target LTI performance goals set by the compensation committee for 2022 are met. The target award is subject to adjustment based on the weighted average level of attainment of the performance goals. Awards are capped at a maximum issuance of 150% of the target number of shares if the LTI goals are attained on a weighted average basis at a level of 120% or higher. No shares will be earned if the goals are attained at a level below 80% performance. A weighted average achievement in the Target Range would result in a payout of 100% of the target number of shares. Performance achievement (i) above 80.0%, but below the Target Range; and (ii) above the Target Range up to 150%, would result in issuance number of shares earned determined based on linear interpolation. The number of performance shares earned based on LTI performance goals is subject to further adjustment at the end of the three-year performance period based on relative TSR performance during the performance period which is not reflected. If TSR is at median (or is negative), no adjustment is made. If TSR is at or above the 75% percentile, the number of performance shares that vest is increased by up to 25% (maximum). If TSR is at or below the 25% percentile, the amount of performance shares that vest is decreased by up to 25%. Achievement between the 25th percentile and 75th percentiles results in a proportionate straight-line adjustment. The LTIP is described in the Compensation Discussion and Analysis section under the caption “Long-Term, Equity Based Incentives.” All performance shares and 50% of the restricted stock awards granted to Mr. Childers in 2022 were forfeited upon his separation from the Company.

3.	This column shows the number of time-vesting restricted shares awarded to the named executive officers in 2022. These restricted shares vest at a rate equal to 25% per year beginning December 5, 2022.

4.	This column shows the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the time-based restricted stock awards and the target performance share awards made in 2022 to the named executive officers. See Footnote 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions made by the Company in the valuation of these awards.

Outstanding Equity Awards at 2022 Fiscal Year-End

This table sets forth information for each named executive officer with respect to each award of restricted stock and performance shares that remained outstanding at December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
C. Robert Udell, Jr.(4)	308,216	$1,103,413	691,989	$2,477,321
Fred A. Graffam III(5)	77,479	$277,375	113,636	$406,817
Steven L. Childers(6)	53,929	$193,066	175,361	$627,792

1.	The unvested shares represent a mix of time-based restricted shares from the grants made in March 2020, May 2021 and March 2022.

2.	Represents the number of shares of common stock covered by the restricted shares valued using $3.58 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 30, 2022, which was the last trading day of fiscal year 2022).

3.	For Messrs. Udell and Childers, represents the number of unvested performance shares measured at target from grants made in March 2019 and March 2020 (each of which were measured against one-year performance goals) and May 2021 and March 2022 (which are subject to a three-year performance period), that have been earned by the executive, subject to continued employment through the applicable vesting period. The unvested performance shares granted in March 2020, May 2021 and March 2022 are also subject to further adjustment following TSR measurement at the end of the vesting period.

4.	The vesting dates of Mr. Udell’s restricted shares are as follows: December 5, 2023 (146,854 restricted shares), December 5, 2024 (106,132 restricted shares) and December 5, 2025 (55,230 restricted shares). As of December 31, 2022, the performance-based shares of 179,184 granted in March 2020 were earned at 100.46%. In January 2023, the 180,008 shares of restricted stock earned by Mr. Udell from this 2020 performance share award were increased by 25% based on the measurement of the Company’s TSR from January 1, 2020 through December 31, 2022 relative to a peer group. This resulted in an additional issuance of 45,002 shares effective January 19, 2023 upon the approval of the TSR adjustment by our compensation committee. The performance-based shares of 223,960 granted in May 2021 is also subject to the TSR adjustment from January 1, 2021 through December 31, 2023 and is expected to be measured and vested in January 2024. The performance-based shares of 243,019 granted in March 2022 is also subject to performance criteria and is measured and earned over a three-year performance period from January 1, 2022 through December 31, 2024 and is expected to be measured and vested in January 2025.

5.	The vesting dates of Mr. Graffam’s restricted shares are as follows: December 5, 2023 (25,827 restricted shares), December 5, 2024 (25,827 restricted shares) and December 5, 2025 (25,825 restricted shares). The performance-based award of 113,636 shares granted in December 2022 is also subject to performance criteria and is measured and earned over a three-year performance period from January 1, 2022 through December 31, 2024 and is expected to be measured and vested in January 2025.

6.	In connection with his separation of employment, our compensation committee approved the accelerated vesting of 53,929 shares of restricted stock and 175,361 performance-based shares held by Mr. Childers effective December 31, 2022. The shares were subject to a revocation period and were not paid out until January 2023. All other equity awards held by Mr. Childers that were outstanding and unvested on December 31, 2022 were forfeited without consideration.

2022 Option Exercises and Stock Vested

This table sets forth information concerning the number of restricted shares and performance shares that vested during 2022 and the value of those vested shares. The Company has not granted options.

	Stock Awards
	Number of Shares
	Acquired On	Value Realized
Name	Vesting (#)(1)	On Vesting ($)(2)
C. Robert Udell, Jr.	232,131	$1,118,272
Fred A. Graffam III	25,287	$111,314
Steven L. Childers	83,758	$402,225

1.	Includes shares acquired on vesting in 2022 that were subsequently cancelled to pay taxes.

2.	For Messrs. Udell and Childers, amounts include the number of shares acquired upon vesting of their respective (i) 2019 performance share awards multiplied by $7.16, the closing price of CCI’s stock on the January 14, 2022 vesting date, and (ii) the fourth and final tranche of the 2018 performance share awards multiplied by $4.31, the closing price of CCI’s stock on the December 5, 2022 vesting date. For Messrs. Udell, Childers and Graffam, amounts include the number of shares acquired on vesting of restricted stock multiplied by $4.31, the closing price of CCI’s stock on the December 5, 2022 vesting date. Mr. Childers also received accelerated vesting of certain outstanding shares following his separation of employment in January 2023. See “Payments and Benefits Made to Mr. Childers Upon Termination.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

Pursuant to its Employment Security Agreements and the LTIP, the Company provides eligible employees, including the named executive officers, with certain benefits upon a change in control of the Company or upon certain types of termination of employment, including following a change in control of the Company. These benefits are in addition to those benefits to which employees would generally be entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination, and the right to elect continued health benefits pursuant to COBRA). Those incremental benefits as they pertain to the named executive officers are described below.

Employment Security Agreements (ESAs)

As previously discussed, the Company has ESAs with named executive officers and certain other executives that provide benefits upon the occurrence of certain terminations of employment. These ESAs provide benefits upon a qualifying termination that does not occur in connection with a change in control of the Company as well as upon a qualifying termination that occurs in connection with a change in control of the Company.

The ESAs with the named executive officers provide for benefits upon the following types of employment termination:

●	a termination of the executive’s employment by the Company without “cause”; or

●	a termination of employment by the executive for “good reason”.

The benefits provided upon either such a termination of employment that occurs within two years following a change in control include the following:

●	A lump sum cash payment, payable within 30 days of the termination of employment, equal to (i) three times for Mr. Udell and (ii) two times for Mr. Graffam and Mr. Childers the sum of (A) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs.

●	A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs (in each case determined at the target levels), if, as a result of termination, such amounts would not otherwise be paid to the executive.

●	Continuation of coverage under all welfare plans of the Company until the three-year (two-year, for Mr. Graffam and Mr. Childers) anniversary of termination, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company must provide substantially similar benefits.

Amounts payable under the ESAs will be reduced to the extent necessary to avoid the imposition of any excise tax pursuant to Section 280G of the Internal Revenue Code, if such reduction would result in a higher net after-tax payment to the executive.

The benefits provided upon a qualifying termination of employment that does not trigger the change in control benefits described above include the following:

●	A lump sum cash payment, payable within 30 days of the termination of employment, equal to two times (1.5 times for Mr. Graffam and Mr. Childers) the sum of (i) the executive’s annual base salary rate, determined as of the date of employment termination and (ii) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the employment termination occurs.

●	A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the employment termination occurs (determined at the target levels), if, as a result of termination, such amounts would not otherwise be paid to the executive.

●	Continuation of coverage under all welfare plans of the Company until the two-year (18-month, for Mr. Graffam and Mr. Childers) anniversary of termination, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the employment termination, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits.

●	Reimbursement of out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with the successful enforcement of any provision of the ESA.

The severance entitlements paid to Mr. Childers under his ESA are described and quantified further below under “Payments and Benefits Made to Mr. Childers Upon Termination.” In connection with Mr. Childers’ departure from the Company in December 2022, his ESA terminated and we entered into a separation agreement with Mr. Childers. This agreement memorialized the terms of Mr. Childers’ non-change in control benefits under his ESA and provided for accelerated vesting of certain restricted stock and performance shares he held in consideration for a post-separation consulting services arrangement.

As previously discussed, the Company believes that the protections afforded by the agreements, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining talent. The Company does not have employment agreements or long-term employment arrangements for its top executives and the employment security agreements promote leadership stability and are consistent with market practice.

The ESAs also contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month period following termination of employment.

Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (LTIP)

The LTIP provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP also provides that if in connection with the change in control the LTIP awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP uses a similar definition of change in control and the same definition of cause and good reason as set forth in the ESAs, as described above.

The tables set forth below quantify the additional benefits described above that would be payable to each named executive officer under the arrangements described above.

Termination of Employment Following a Change in Control

The additional amounts set forth in this table would be payable to Messrs. Udell and Graffam pursuant to the ESAs, assuming a termination of employment without “cause” or for “good reason” on December 31, 2022 following a change in control of the Company.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Base Salary (1)	$1,927,800	$1,000,000
Bonus (1)	$2,313,360	$1,000,000
Welfare Benefits for Severance Period (2)	$58,362	$63,797

1.	Base Salary and Bonus. These amounts represent three times base salary and target bonus for Mr. Udell and two times base salary and target bonus for Mr. Graffam.

2.	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Termination of Employment Not in Connection with a Change in Control

The additional amounts set forth in this table would be payable pursuant to Messrs. Udell and Graffam pursuant to the Employment Security Agreements, assuming no change in control of the Company and a termination of employment without “cause” or for “good reason” on December 31, 2022.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Base Salary (1)	$1,285,200	$750,000
Bonus (1)	$1,542,240	$750,000
Welfare Benefits for Severance Period (2)	$39,088	$47,848

1.	Base Salary and Bonus. These amounts represent two times base salary and target bonus for Mr. Udell and 1.5 times base salary and target bonus for Mr. Graffam.

2.	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Benefits Upon Change in Control

The additional amounts set forth in this table would be realized by each named executive officer under the LTIP, assuming a change of control of the Company occurred on December 31, 2022 and equity awards were not assumed or replaced by the successor entity, or that the executive’s employment was terminated on December 31, 2022 following a change in control of the Company.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Value of Unvested Restricted Stock(1)	$1,103,413	$277,375
Value of Unvested Performance Shares(2)	$2,477,321	$406,817

(1)	Amounts in this row represent the value of the restricted shares that would vest upon the change in control on December 31, 2022 under the terms of the LTIP, based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2022 ($3.58), which was the last trading day of fiscal year 2022.

(2)	Amounts in this row represent the value of performance shares that would vest upon the change in control on December 31, 2022 under the terms of the LTIP. The value of the performance is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2022 ($3.58), which was the last trading day of fiscal year 2022.

Payments and Benefits Made to Mr. Childers Upon Termination

In connection with Mr. Childers’ termination on December 31, 2022, our board of directors determined his separation of employment to be “without cause” as defined in Mr. Childers’ ESA. Pursuant to the ESA, Mr. Childers received a lump sum payment of $1.038 million (equal to 1.5 times his annual compensation) and will receive continuation of company welfare benefits at active employee rates for 18 months following termination, with an estimated value of $1,059. In addition, the compensation committee elected to accelerate the vesting of 229,290 shares of restricted stock and performance-based shares held by Mr. Childers. The value of such accelerated vesting was $820,858, based on the closing market price of the Company’s stock as reported in The Wall Street Journal on December 30, 2022 of $3.58, which was the last trading day of fiscal year 2022. All other equity awards held by Mr. Childers that were outstanding and unvested on December 31, 2022 were forfeited without consideration on his separation date. In connection with Mr. Childers’ termination, in addition to the severance payments described in this paragraph, Mr. Childers was paid the full amount of his target bonus for 2022.

CEO Pay Ratio

In accordance with the requirements of Regulation S-K, Item 402(u), the Company has calculated the ratio of CEO pay to the median employee pay for 2022.

The calculation of median employee income was based on payroll data and includes all full-time, part-time and temporary employees who were actively employed on December 31, 2022, including those who began employment after January 1, 2022 and worked only a partial year (compensation was not annualized for employees who did not work the entire year). The pay data used for this calculation represents cash compensation earned for the employee population paid from January 1, 2022 through the final payroll date of December 31, 2022. For 2022, this included approximately 3,200 employees, all of whom reside in the United States.

The Company did not include in its calculation of median employee pay the value realized on vesting of equity awards. The Company chose to exclude equity awards from the median employee pay calculation methodology since a limited number of employees are eligible to receive these elements of compensation.

The Company believes this methodology to be reasonable, as it represents the actual payment to employees (full-time, part-time and temporary) for most of the elements of compensation which are included in the CEO’s total compensation as publicly disclosed each year in the Company’s Proxy Statement.

The 2022 total compensation for our CEO was $3,365,550 as disclosed in the Summary Compensation Table on page 44 of this Proxy Statement. The median employee’s 2022 total compensation that would be reportable in the Summary Compensation Table was $84,757.

For the fiscal year ended December 31, 2022, the Company’s CEO multiple of total compensation compared to the Company’s median employee’s total compensation is approximately 40 times to 1.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers (NEOs) for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

			Average Summary	Average	Value of initial fixed $100 Investment based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Compensation Table Total for non-PEO NEOs	Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Total Shareholder Return(3)	Net Income ($mm)	Adjusted EBITDA ($mm)(4)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)
2022	$3,365,550	$(39,218)	$1,871,767	$896,981	$92	$82	$100	$384
2021	$4,671,543	$5,777,281	$2,043,741	$2,523,943	$193	$112	$(110)	$464
2020	$3,421,213	$3,419,367	$1,767,492	$1,729,376	$126	$110	$37	$488

(1)	Column (c) represents compensation actually paid to our Principal Executive Officer (PEO) and the average compensation actually paid to our other NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2022	Mr. Udell	Messrs. Graffam and Childers
2021	Mr. Udell	Mr. Childers
2020	Mr. Udell	Mr. Childers

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted for the following:

	2020		2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(2,158,512)	$(1,042,469)	$(3,453,056)	$(1,363,350)	$(2,209,482)	$(780,060)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$1,641,458	$792,753	$3,052,575	$1,205,227	$1,471,416	$369,374
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$228,462	$110,337	$399,565	$157,761	$238,050	$86,183
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$165,453	$57,858	$802,484	$358,171	$(2,358,726)	$(467,402)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$121,294	$43,405	$304,170	$122,392	$(546,026)	$(107,725)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	n/a	n/a	n/a	n/a	n/a	$(150,311)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	n/a	n/a	n/a	n/a	n/a	n/a
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	n/a	n/a	n/a	n/a	n/a	n/a
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	n/a	n/a	n/a	n/a	n/a	n/a
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	n/a	n/a	n/a	n/a	n/a	n/a
TOTAL ADJUSTMENTS	$(1,846)	$(38,116)	$1,105,738	$480,201	$(3,404,768)	$(1,049,941)

(2)	Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to the following: (i) for solely service-vesting restricted stock awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance share awards, the same valuation methodology as restricted stock awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s). For market-based awards, the fair value is calculated by a Monte Carlo simulation model as of the applicable date(s) to estimate the probability of satisfying the performance objective established for the award. The Monte Carlo simulation utilizes multiple input variables, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. The expected volatility of our stock price is measured relative to the applicable comparative index, and a risk-free interest rate is derived from a linear interpolation of the term structure of Treasury Constant Maturities yield rates for the applicable period. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended 2022 and prior fiscal years.

(3)	Column (g) represents the cumulative TSR (the “Peer Group TSR”) of the Nasdaq Telecommunications Index (the “Peer Group”) for the relevant fiscal year.

(4)	Column (i) represents Adjusted EBITDA, a non-GAAP measure described further in Appendix A - Supplemental Disclosure Regarding Non-GAAP Financial Information.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEO, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Adjusted EBITDA;

•	revenue; and

•	TSR.

For additional details regarding our most important financial performance measures, please see the section titled “Relationship Between Financial Performance Measures” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of our named executive officers at least every three years and to submit to stockholders every six years a resolution subject to an advisory vote as to whether the stockholder advisory vote to approve named executive officer compensation should occur every year, every two years or every three years. At the 2017 annual meeting, the stockholders voted, on an advisory basis, to hold such a vote every year and the board subsequently determined, consistent with the stockholders’ vote, to hold such a vote every year. At this year’s annual meeting, the stockholders will again vote, on an advisory basis pursuant to Proposal No. 4, on the frequency of this advisory vote to approve named executive officer compensation.

Our executive compensation objectives and the methods we have used to pursue these objectives are addressed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the 2023 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Board Recommendation and Stockholder Vote Required

The board of directors recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers (Proposal No. 3).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. As this is an advisory vote, the result will not be binding on the Company, the board of directors or the compensation committee, although the board of directors and the compensation committee will carefully consider the outcome of the vote when evaluating our compensation program.

PROPOSAL No. 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act also requires us to submit to stockholders a resolution subject to an advisory vote as to whether the stockholder advisory vote to approve named executive officer compensation should occur every year, every two years or every three years. Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the stockholders advise the Company to hold a stockholder advisory vote on the approval of the compensation of the Company’s named executive officers:

●	one year,
●	two years, or
●	three years.”

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain.

Board Recommendation and Stockholder Vote Required

The board of directors recommends that stockholders vote “one year” on the frequency of the advisory vote to approve executive compensation (Proposal No. 4 on the proxy card). The board of directors believes that conducting an advisory vote on executive compensation every year would permit the Company to maintain enhanced visibility into shareholders’ views of how its executives are compensated.

The frequency that receives the affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option that receives the greatest number of votes cast by the stockholders to be the frequency recommended by stockholders. As this is an advisory vote, the result will not be binding on the Company, the board of directors or the compensation committee. However, the board of directors will carefully consider the outcome of the vote when determining the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers. It is expected that the next advisory vote on the frequency of the advisory vote to approve named executive officer compensation will occur at the 2029 annual meeting of stockholders.

PROPOSAL NO. 5 – approval of AN AMENDMENT TO THE CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN

On February 26, 2023, our board adopted an amendment (the “Amendment”) to the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (the “Plan”), which makes the following material changes to the Plan: (1) increases the aggregate number of shares of common stock available under the Plan by 5,280,000 shares to a total of 15,330,000 shares, and (2) increases the number of shares which may be granted as incentive stock options under the Amended Plan by 5,280,000 shares to a total of 15,330,000 shares.

This Amendment is subject to stockholder approval. If approved by our stockholders, the Amendment will become effective as of the date the board adopted the Amendment, subject to the approval of our shareholders. The board recommends that you vote “FOR” the approval of the Amendment.

Within this Proposal No. 5, we refer to the Plan, as amended by the Amendment, as the “Amended Plan.”

Stockholder Approval

This Proposal 5 is seeking approval of the Amendment. In general, stockholder approval of the Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

If stockholders do not approve this Proposal 5, the proposed additional shares will not become available for issuance under the Plan, and the number of shares which may be issued as incentive stock options under the Plan will remain 10,050,000.

Proposed Share Reserve Increase

The Company views its use of stock-based awards as an essential part of the Company’s compensation program and as an important element in achieving the program’s goals of attracting and retaining key employees and directors, providing them with additional incentive to increase the long-term value of the Company, and linking their financial interests with those of the Company’s stockholders. The Company also believes that stock-based awards motivate employees and non-employee directors to create stockholder value because the value they realize from these awards is based in large part on the Company’s common stock price performance.

The increase in the number of the shares available under the Plan is to ensure that we have the continued ability to make awards under the Plan. The Company last obtained stockholder approval to increase shares in 2021, which added 5,400,000 additional shares for issuance under the Plan. As of December 31, 2022, there were only 2,947,436 shares that remained available for future grants under the Plan. We expect that the requested increase in the number of shares would likely be sufficient to provide Plan awards for at least two additional years, at which time the Company would seek stockholder approval for the award of any additional shares under the Plan.

If stockholder approval of the share increase is not obtained, there will be insufficient shares available under the Plan to make annual awards and to provide grants to new hires in future years. In this event, the Company would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain and compensate key employees and non-employee directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our Amended and Restated Long-Term Incentive Plan, the Company’s only equity compensation plan, as of December 31, 2022:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)(2)	(b)	(c)(1)
Equity compensation plans approved by security holders	794,777	—	2,947,436
Equity compensation plans not approved by security holders (3)	113,636	—
Total	908,413	—	2,947,436

(1)	Consists of shares of common stock reserved for future issuance pursuant to our Amended and Restated Long Term Incentive Plan.

(2)	Represents target performance shares subject to outstanding awards that have been granted as of December 31, 2022, but for which the performance period has not been completed. In addition to these performance shares, 1,464,058 shares of restricted stock are outstanding as of December 31, 2022 that remain subject to achievement of a TSR performance goal. Because these shares of restricted stock are considered outstanding common stock, they are not included in this column (a). These shares remain subject to a TSR adjustment at the end of the applicable performance period that may result in an increase or decrease of 25% to the ultimate number of shares that vest.

(3)	Reflects 113,636 target performance shares granted to Mr. Graffam as a new hire inducement award.

Plan Award Information; Plan Restrictions

Share Usage

The following table sets forth information regarding the number of shares subject to awards granted over each of the last three years as of December 31st:

	2022	2021	2020
Stock options/SARs granted:	-	-	-
Full-value time-vested awards granted:	1,031,999	941,748	863,710
Full value performance awards earned:	904,435	788,054	240,669
Total Shares: (1)	1,936,434	1,729,802	1,104,379
Full value performance awards granted: (2)	973,073	914,446	808,487
Weighted-average common shares outstanding:	111,754,000	87,293,000	72,752,000
Share usage rate:	1.73%	1.98%	1.52%

(1)  Reflects the aggregate amount of performance shares earned and restricted stock granted in the applicable year, including 103,306 shares of restricted stock granted to Mr. Graffam as a new hire inducement award outside the LTIP.

(2)  Reflects performance share awards granted in the applicable year based on the achievement of “target” performance goals, including 113,636 performance shares granted to Mr. Graffam as a new hire inducement award outside the LTIP.

Dilution and Expected Dilution

The board believes that it has prudently managed awards under the Plan, giving proper consideration to the dilutive impact of stock awards on stockholder equity, and it has evaluated this share request carefully in the context of the need to attract, motivate, and retain high quality employees and directors. As of December 31, 2022, we had 2,258,835 performance shares outstanding under the Plan, 2,947,436 shares available for future grants under the Plan, 191,115 shares outstanding issued to Mr. Graffam outside the Plan, and outstanding common shares of 115,167,193, which includes shares of restricted stock that have voting rights upon issuance, but remain subject to vesting. The total fully-diluted overhang as of December 31, 2022 would be approximately 8.5% if the entire proposed share reserve of 5,280,000 is granted. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and common shares outstanding (denominator), with all data effective as of December 31, 2022. Our board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.

Plan Restrictions

The Plan contains certain restrictions that the Company believes furthers the objectives of the Plan and reflects sound corporate governance principles:

●	Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards vest. No dividends or dividend equivalents are paid on stock options or stock appreciation rights.

●	Awards to employees are subject to minimum vesting periods (a one-year minimum vesting period for stock options and stock appreciation rights (“SARs”) and a minimum three-year minimum vesting period for time-based stock and stock unit awards).

●	Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term of the award is limited to 10 years from the date of grant.

●	Stock used to pay the exercise price of stock options or the withholding tax due in connection with the exercise of stock options or SARs may not be used for future grants under the Plan, and stock repurchased by the Company with proceeds received from stock option exercises may not be used for future grants under the Plan.

●	Repricing of stock options or SARs (including cancelling underwater options or SARS for a cash payment) without stockholder approval is prohibited.

●	If upon a change in control of the Company outstanding awards are assumed and converted into new awards of the acquiring company, accelerated vesting only occurs if an employee is subsequently terminated without cause or for good reason, or a director is asked to resign for other than cause, within 24 months following the change in control.

●	Awards are subject to the Company’s Incentive Compensation Recoupment Policy, which permits the Company to recoup a participant’s stock compensation if there is a restatement of the Company’s financial statements.

Summary of the Amended Plan

The following is a summary of the Amended Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit C to our 2021 proxy statement and supplement that we filed with the SEC in March 2021. The Amendment to the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan reflecting the proposed increase in the number of shares of common stock that may be issued under the Amended Plan is attached as Exhibit A to this Proxy Statement. Stockholders are encouraged to review the Plan and Amendment carefully.

Administration. The Plan is administered by a committee comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934. The Plan is currently administered by the compensation committee. The compensation committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Number of Shares. Subject to adjustment as described below, the number of shares of the Company’s common stock that may be issued under the Amended Plan would, if this Amendment is approved, increase by 5,280,000 shares, from 10,050,000 to 15,330,000 shares.

Shares issuable under the Amended Plan may be authorized but unissued shares or treasury shares. If there is forfeiture of any award made under the Amended Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to a stock award or stock unit award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment of withholding taxes due in connection with the award will again be available for issuance. Any shares used to pay the exercise price of a stock option or the withholding taxes due in connection with the exercise of a stock option or an SAR, or shares repurchased by the Company with proceeds received from a stock option exercise, shall not again be available for issuance. The number of shares of common stock issuable under the Amended Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Company has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Amended Plan.

Subject to certain adjustments, (i) the maximum number of shares issued as stock options to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); (ii) the maximum number of shares pursuant to which stock appreciation rights are issued to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); and (iii) no stock awards or stock unit awards made to an employee in any calendar year can relate to shares having a fair market value on the date of grant that exceeds $6,000,000 ($500,000 in the case of a non-employee director). In addition, no more than 300,000 non-forfeitable shares of stock may be issued to eligible employees pursuant to stock grants or stock unit grants (25,000 shares in the case of a non-employee director) in any calendar year and no more than $5,000,000 may be paid to an employee for each year in any performance period under a Cash Incentive Program.

Eligibility. All employees of the Company designated by the compensation committee and all non-employee directors of the Company are eligible to receive awards under the Amended Plan. As of March 1, 2023, approximately 75 employees and all non-employee directors were eligible to participate in the Amended Plan.

Awards to Participants. The Amended Plan provides for awards of stock options, stock appreciation rights, stock awards and stock unit awards to all participants and for cash awards to participants who are employees. Each stock-based award made under the Amended Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the compensation committee in its sole discretion, consistent with the terms of the Amended Plan.

Stock Options. The compensation committee has the discretion to grant non-qualified stock options and incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option shall not be less than the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”), (ii) the vesting period for each option will be at least one year (unless the compensation committee determines that a shorter period better serves the Company’s interest), and (iii) each option shall expire 10 years from the date of grant.

An incentive stock option, which may be granted only to employees, is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.

Stock Appreciation Rights. The compensation committee has the discretion to grant stock appreciation rights to participants. Each right entitles the participant to receive, on exercise, the difference between the fair market value of the common stock on the date of exercise and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. The stock appreciation right will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The compensation committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will be not less than the fair market value of the common stock on the date of grant, (ii) the vesting period for each stock appreciation right will be at least one year (unless the compensation committee determines that a shorter period better serves the Company’s interest), and (ii) each stock appreciation right will expire 10 years from the date of grant.

Stock Awards. The compensation committee has the discretion to grant stock awards to participants. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the compensation committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award will be held by the Company and will be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse. The vesting period for any time-based stock award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).

Stock Unit Awards. The compensation committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the compensation committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Until the restrictions on the stock units lapse, dividend equivalents otherwise payable on any stock unit award will be held by the Company and will be paid only to the holder of the stock unit award to the extent the restrictions on such stock unit award lapse. The vesting period for any time-based stock unit award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).

Cash Incentive Awards. The compensation committee has the discretion to adopt one or more Cash Incentive Programs, pursuant to which employees will be eligible for cash payments based upon the level of attainment of pre-established performance goals set by the compensation committee with respect to a performance period (which the compensation committee sets with a duration of one to five years). The compensation committee has the discretion to set the terms and conditions applicable to the cash incentive award, including the eligible employees, the performance criteria and goals and the amount of payments to be made upon attainment of the goals.

Payment for Stock Options and Withholding Taxes. The compensation committee may make one or more of the following methods available for payment of the exercise price of a stock option (i) in cash; (ii) in cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or tax withholding; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the compensation committee. A participant must consent to whatever method the Company chooses to satisfy applicable withholding requirements. The Company has the discretion to permit a participant to pay additional withholding tax, up to the applicable maximum statutory rate.

Provisions Relating to a “Change in Control” of the Company. The Amended Plan provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). If required by the terms of the transaction, the compensation committee has the right to cancel such grants after having given the participants a reasonable time to exercise the options and stock appreciation rights and take necessary action to receive stock or cash pursuant to stock and stock unit awards. The Amended Plan also provides that if in connection with the change in control the Amended Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). See Section 2.5 of the Amended Plan for the definition of “change in control.”

Transferability. No award granted under the Amended Plan may be transferred, except by will and the laws of descent and distribution, or as permitted by the compensation committee with respect to a stock-based award transferred without value by the participant during his lifetime for estate planning purposes.

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Amended Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable regulation, law or stock exchange rule.

The board of directors may terminate, suspend or amend the Amended Plan from time to time, without the approval of the stockholders, unless such approval is required by applicable law or stock exchange rule, provided that (i) no amendment shall be made to the Amended Plan’s change in control provisions after the date of the change in control which would adversely affect any rights that would vest on the effective date of the change in control, and (ii) no amendment shall result in the modification or cancellation of an award without the written consent of the participant, unless there is a dissolution, liquidation, change in control or change in capital structure of the Company. Notwithstanding the foregoing, there shall be no amendment to the Amended Plan or any award agreement that results in the repricing of stock options without stockholder approval (except in the case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events).

No awards may be granted under the Amended Plan on or after April 30, 2028.

Awards Granted Under the Amended Plan. It is not possible to determine the amount or dollar value of awards that will be made under the Amended Plan, since the Amended Plan does not require that any awards be made to any individual and all awards under the Amended Plan are at the discretion of the compensation committee.

Description of Material Changes from Existing Plan

The only material changes from the Plan as in effect prior to this amendment is the increase of 5,280,000 shares available for issuance under the Amended Plan, from 10,050,000 shares to 15,330,000 shares, all of which may be granted as incentive stock options.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Amended Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Amended Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Amended Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant generally will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant generally will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant generally will not recognize any income, for federal income tax purposes, at the time of the exercise. However, upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, at long-term capital gains on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company generally is not entitled to a federal income tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Stock Appreciation Rights. A participant generally will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant generally will recognize ordinary income equal to the amount received upon exercise. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Stock Awards/Units. If the participant receives a stock award, the participant generally will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election). If the participant receives a stock unit award, he generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of the award. The amount of income the participant generally recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Cash Incentive Awards. A participant who receives a cash incentive award will generally recognize ordinary income equal to the amount received. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan, as amended, will be determined in the discretion of our board or its compensation committee in the future, and our board and its compensation committee have not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan or the benefits that would have been received by such participants if the Amended Plan had been in effect in the fiscal year ended December 31, 2022. No shares of common stock or awards have been issued with respect to the share increase for which shareholder approval is sought under this proposal.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to awards granted to certain persons under the Plan since its inception through March 1, 2023. The grant date fair value of our stock on that date was $2.88 per share. Certain awards set forth in this table for the named executive officers were granted in fiscal year 2023 and are not included in the table below.

Name and Position	Number of Shares Underlying Restricted Stock Grants (#)	Number of Shares Underlying Performance Share Awards (#)(1)
Named Executive Officers:
C. Robert Udell, Jr., President and CEO and Director	897,463	969,833
Fred A. Graffam III, Executive Vice President, Chief Financial Officer and Treasurer(2)	-	-
Steven L. Childers, Former Chief Financial Officer and Treasurer(3)	304,059	333,541
All Current Executive Officers as a Group	1,201,522	1,303,374
All Current Non-Executive Directors as a Group	709,484	185,633
Current Director Nominees:
Robert J. Currey	306,494	185,633
Andrew S. Frey(4)	-	-
David G. Fuller	43,143	-
Thomas A. Gerke	100,226	-
Roger H. Moore	119,283	-
Maribeth S. Rahe	119,283	-
Marissa M. Solis	21,055	-
Each Associate of any of such Directors, Executive Officers, or Nominees	-	-
Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights	-	-
All Employees, including all Officers who are not Executive Officers, as a Group	1,605,839	1,734,703

(1) Represents performance share awards reported assuming payout at “target” award levels.

(2) In connection with his hire, Mr. Graffam received restricted stock and performance share awards outside the LTIP, as previously described herein.

(3) Amounts do not include restricted stock and performance shares forfeited by Mr. Childers upon separation.

(4) Mr. Frey is a director designated by Searchlight III CVL, L.P. and is entitled pursuant to the governance agreement with Searchlight III CVL, L.P. to receive similar compensation from the Company for his service on our board as the other outside directors of the Company receive in connection with such service. Annual restricted stock awards in respect of Mr. Frey’s service as a director are received directly by Searchlight III CVL, L.P.

Board Recommendation and Stockholder Vote Required

The board of directors recommends a vote “FOR” the approval of the amendment to the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (Proposal No. 5).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

Our audit committee has adopted a written Related Person Transactions Policy, which provides for procedures for review and oversight of transactions involving the Company and “related persons” (which consists of directors, director nominees, executive officers and stockholders owning five percent or more of the Company’s outstanding stock, any of their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position or has, together with the beneficial ownership interests of all other “related persons,” a 5% or greater beneficial ownership interest). The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable SEC rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest).

Certain transactions are not subject to specific review under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable SEC rules (“exempt transactions”). In addition, the audit committee has approved in the policy the provision of products or services by the Company and its subsidiaries to “related persons,” if conducted in the ordinary course of business and on terms that are no less favorable to the Company than those available to customers who are not related to the Company.

The policy requires, prior to a party entering into any related person transaction (other than an exempt transaction), that such party provide, to the extent practicable, notice to the Company of the proposed related person transaction. In addition, any amendment, renewal or extension of any Other Related Person Transaction previously approved under this policy shall also be subject to approval under the policy as a separate Other Related Person Transaction. The audit committee or its chairperson may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chairperson, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chairperson, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest.

There were no “related persons” transactions in 2022 that are required to be disclosed in this Proxy Statement under applicable SEC rules. Note that certain transactions with Searchlight, a greater than 5% holder, are described above in “Corporate Governance and Board Committees” under the heading “Searchlight designation rights”. In addition, certain equity and other compensation, termination, change in control and other arrangements are described under “Executive Compensation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, Roger H. Moore, Maribeth S. Rahe, Andrew S. Frey (for a portion of the year) and Robert J. Currey (for a portion of the year) served on the compensation committee. Mr. Currey was formerly the Chief Executive Officer and President of the Company, and served as our Executive Chairman until December 31, 2017. No member of the compensation committee was, during 2022, a current officer or employee of the Company or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2022, no Company executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s board of directors or its compensation committee.

ANNUAL REPORT TO STOCKHOLDERS

Our combined 2022 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2022 is being made available to stockholders concurrently with this Proxy Statement. The Notice and Access Card provided to stockholders contains instructions on how to access the 2022 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2022.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals inclusion in our proxy materials for our 2024 annual meeting of stockholders by following the procedures prescribe in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder proposals must be received no later than November 22, 2023, the date 120 calendar days before the first anniversary of the date of this Proxy Statement and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders. Proposals should be mailed to our Secretary at the following address:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Secretary

Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Our Amended and Restated Bylaws provide that certain additional requirements be met in order that business, including the nomination of directors, may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must provide written notice of such intent to the Secretary of the Company. Such notice must be given no earlier than November 22, 2023 and no later than December 22, 2023 (provided, however, that if the 2024 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2024 annual meeting of stockholders and no later than the later of the 90th day prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made).

If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements set forth in our Amended and Restated Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2024 annual meeting of stockholders. A stockholder’s written notice should be sent to our Secretary at the following address:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Secretary

Solicitation of Proxies for 2024 Annual Meeting of Stockholders

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

GENERAL

Householding

We are sending only a single Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement and our 2022 Annual Report to Stockholders, to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. We will deliver promptly, upon written request or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials, and, if you requested printed versions by mail, this Proxy Statement and our 2022 Annual Report to Stockholders, to any stockholder that elects not to participate in householding.

To receive, free of charge, a separate copy of the Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement or the 2022 Annual Report to Stockholders, or separate copies of any future notice, proxy statement, or annual report, you may write or call the Company at the following physical address or phone number:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Investor Relations

Phone: (844) 909-2675

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.

Other Information

The expenses of preparing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview and telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendation of the board of directors.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2023 annual meeting. Should any other matter come before the annual meeting, however, the Proxy Holders will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

J. Garrett Van Osdell
Chief Legal Officer and Secretary

Dated: March 21, 2023

Appendix A – Financial Reconciliations

Supplemental Disclosure Regarding Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. Adjusted EBITDA is calculated and has been presented on pages 41-42 (Item 7) in our Annual Report on Form 10-K for the year ended December 31, 2022 with a reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. We believe adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on adjusted EBITDA after giving effect to specified charges. In addition, adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt.

Non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure.

Exhibit A

AMENDMENT TO THE

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

LONG-TERM INCENTIVE PLAN

THIS AMENDMENT TO the CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN (this “Amendment”) is made and adopted by Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (as amended and restated effective February 21, 2021, the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) from time to time to the extent that the Board deems necessary or appropriate, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within 12 months following the date of Board adoption of this Amendment:

1.	Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“3.1 Shares Reserved. The total number of shares of Stock available for Grants under the Plan shall be 15,330,000.”

2.	The last sentence of Section 3.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“No more than 15,330,000 shares of Stock shall be issued in connection with the exercise of ISOs.”

3.	Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Effective Date. The Plan was initially approved by the stockholders of the Company, and became effective, as of July 21, 2005 and most recently was amended and restated effective as of February 21, 2021. The Plan is further amended, effective as of February 26, 2023, subject to approval by the stockholders of the Company within 12 months following such date.

4.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within 12 months of the date hereof.

5.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Consolidated Communications Holdings, Inc. on February 26, 2023 and was approved by the stockholders of Consolidated Communications Holdings, Inc. on May __, 2023.

Consolidated Communications Holdings, Inc.

By:
[__________]
[__________]

Date: _________________________________________________

਍ Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V02168-P87558 Nominees: 01) Robert J. Currey 02) Andrew S. Frey 03) David G. Fuller 04) Thomas A. Gerke 05) Roger H. Moore 06) Maribeth S. Rahe 07) Marissa M. Solis 08) C. Robert Udell, Jr. 2. Ratification of the appointment of Ernst & Young LLP, as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2023. 1. Election of Directors ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3: CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 SOUTH 17TH STREET MATTOON, IL 61938 4. Advisory vote on the frequency of future named executive officer compensation votes. 5. Approval of a proposed amendment to the Company's Long-Term Incentive Plan to increase the number of shares issued thereunder by 5,280,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The Board of Directors recommends you vote 1 YEAR on the following proposal: The Board of Directors recommends you vote FOR proposal 5: 3. Executive Compensation - An advisory vote on the approval of compensation of our named executive officers. ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNSL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

 &#2573; Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V02169-P87558 CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 South 17th Street, Mattoon, IL 61938 Annual Meeting of Stockholders May 1, 2023 9:00 a.m. Central Time www.virtualshareholdermeeting.com/CNSL2023 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS J. Garrett Van Osdell and Fred A. Graffam III, or either of them, each with the power of substitution are hereby appointed as Proxies and authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on May 1, 2023 or at any postponement or adjournment thereof. Such Proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or adjournment, continuation or postponement thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side)